                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )


      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12


                              CINCINNATI BELL INC.
------------------------------------------------------------
      (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the
                        Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

CINCINNATI BELL INC.                                  NOTICE OF 2000
D/B/A BROADWING INC.                              ANNUAL MEETING AND
201 EAST FOURTH STREET                               PROXY STATEMENT
P.O. BOX 2301
CINCINNATI, OHIO 45202

------------------------------------------------------------

                            NOTICE OF ANNUAL MEETING

To Our Shareholders:


    On Wednesday, April 19, 2000, Cincinnati Bell Inc. d/b/a Broadwing Inc. will hold its Annual Meeting of Shareholders at the CINCINNATI MUSEUM CENTER AT UNION TERMINAL, 1301 Western Avenue, Cincinnati, Ohio. The meeting will commence at 11:30 a.m., local time.



    Only shareholders who owned shares at the close of business on February 25, 2000 can vote at this meeting or any adjournment of the meeting. At this meeting, we will vote to:


    1.  Elect three directors (Class I) for three-year terms ending in 2003;

    2. Amend Article First of the Company's Amended Articles of Incorporation to change the Company's official name to Broadwing Inc.;


    3.  Approve the amended Broadwing Inc. 1997 Long Term Incentive Plan;



    4.  Approve the amended Broadwing Inc. Short Term Incentive Plan;



    5. Approve the appointment of PricewaterhouseCoopers LLP as independent accountants to audit the financial statements of the Company for the year 2000;



    6.  Act on a shareholder proposal, if properly presented at the meeting; and



    7.  Attend to any other business properly brought before the meeting.



    YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSALS 1-5 AND AGAINST PROPOSAL 6 OUTLINED IN THIS PROXY STATEMENT.


                                          Thomas E. Taylor,
                                           Secretary


March 17, 2000


    THE VOTE OF EACH SHAREHOLDER IS IMPORTANT. YOU CAN VOTE YOUR SHARES BY COMPLETING AND RETURNING THE PROXY CARD SENT TO YOU. MOST SHAREHOLDERS CAN ALSO VOTE THEIR SHARES OVER THE INTERNET OR BY TELEPHONE. IF INTERNET OR TELEPHONE VOTING IS AVAILABLE TO YOU, VOTING INSTRUCTIONS ARE PRINTED ON THE PROXY CARD SENT TO YOU.

                                PROXY STATEMENT


    Cincinnati Bell Inc. d/b/a Broadwing Inc., as a result of its November 9, 1999 acquisition of IXC Communications, Inc. (now known as Broadwing Communications Inc.), is a full-service provider of telecommunication services to customers throughout the nation. By combining the well regarded Cincinnati Bell name and reputation for service in the Cincinnati metropolitan area with IXC's nationwide fiber-optic network and Internet backbone, the Company has become a national integrated communications services provider. Its services fall into five major categories: (i) national broadband services which include, through its advanced fiber-optic network, internet access and transport, private line, switched access, data transport and other services; (ii) local communications services which include local services, data networking and transport services, Internet services, pay phone services and sales of communications equipment in southwestern Ohio, northern Kentucky and southeastern Indiana; (iii) directory services which include the sale of directory advertising and information services primarily to business customers in southwestern Ohio, northern Kentucky and southeastern Indiana, primarily through the yellow pages directory; (iv) wireless services which include advanced digital personal communications and sales of related communications equipment to both business and residential customers in its Greater Cincinnati and Dayton, Ohio operating areas; and (v) other communications services which include the resale of long distance and Internet access services and the provision of data services and products to small- and medium-sized businesses, the resale of telecommunications and computer equipment in the secondary market, and the provision of network integration and consulting services.


                             QUESTIONS AND ANSWERS

QUESTION:  WHY HAVE I RECEIVED THIS PROXY STATEMENT?


    The Board of Directors has sent this proxy statement, on or about March 17, 2000, to ask for your vote as a shareholder of Cincinnati Bell Inc. d/b/a/ Broadwing Inc. (the "Company") on certain matters to be voted upon at the upcoming annual shareholders' meeting.


QUESTION:  WHEN WAS THIS PROXY STATEMENT MAILED TO SHAREHOLDERS?


    This Proxy Statement was first mailed to shareholders on or about March 17, 2000.


QUESTION:  WHAT MAY I VOTE ON?

    1. The election of three directors (Class I) for three-year terms ending in 2003;

    2. The amendment to Article First of the Company's Amended Articles of Incorporation to change the Company's official name to Broadwing Inc.;


    3.  The approval of the amended Broadwing Inc. 1997 Long Term Incentive
       Plan;



    4.  The approval of the amended Broadwing Inc. Short Term Incentive Plan;



    5. The approval of the appointment of PricewaterhouseCoopers LLP as independent accountants of the Company for the year 2000; and



    6.  A shareholder proposal.


QUESTION:  DO I NEED TO ATTEND THE ANNUAL MEETING IN ORDER TO VOTE?

    No. You can vote either in person by ballot at the annual meeting or by completing and mailing the enclosed proxy card. In addition, most shareholders can also vote over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you.

QUESTION:  WHO IS ENTITLED TO VOTE?


    If you owned shares of the Company as of the close of business on February 25, 2000 (the "Record Date"), you are entitled to vote. You are entitled to one vote for each common share, $.01 par value per share (a "Common Share"), for each 7 1/4% Junior Convertible Preferred Share Due 2007 (a "7 1/4% Preferred Share") and for each 6 3/4% Cumulative Convertible Preferred Share (a "6 3/4% Preferred Share"), you owned on the Record Date and which remain outstanding on the date of the annual shareholders' meeting.

QUESTION:  HOW DO I VOTE ANY COMMON SHARES HELD IN ANY OF THE COMPANY'S EMPLOYEE
           STOCK OWNERSHIP PLAN (ESOP), RETIREMENT SAVINGS PLAN OR SAVINGS AND SECURITY PLAN OR IXC COMMUNICATIONS, INC. 401(k) PLAN AND CREDITED TO MY ACCOUNT UNDER ANY SUCH PLAN?


    If you are a participant in any such plans, the proxy will serve as voting instructions to the trustees of these plans with respect to the Common Shares allocated to your account under such plans. Each of these plans, except the ESOP, provides that the trustee shall vote any Common Shares that are held in such plan and represented by proxy cards that are not signed and returned in the same proportion as Common Shares held in such plan for which signed cards are returned. Common Shares in the ESOP are not voted unless the participant to whose ESOP account such shares are allocated signs and returns a proxy card as to such shares.

QUESTION:  HOW MANY COMMON SHARES AND PREFERRED SHARES ARE ENTITLED TO VOTE?


    As of the Record Date, 202,550,808 Common Shares, 1,058,380 7 1/4% Preferred Shares and 155,250 6 3/4% Preferred Shares were entitled to vote at the annual meeting. The Preferred Shares vote with the Common Shares as one class on all matters.


QUESTION:  WHAT CONSTITUTES A QUORUM?


    A "quorum" refers to the number of Common Shares and Preferred Shares that must be represented (by attendance or by proxy) at a meeting in order that business may be lawfully conducted. Pursuant to the Company's Amended Regulations, at any meeting of shareholders, a quorum consists of the holders of a majority of the Common Shares and Preferred Shares issued and outstanding and entitled to vote at such meeting. However, no action that (by law, the Company's Amended Articles of Incorporation or the Company's Amended Regulations) requires authorization by a designated proportion of the Common Shares and Preferred Shares may be authorized or taken by a lesser proportion. Abstentions from voting and Common Shares and Preferred Shares held by custodians that do not have the discretionary authority to vote on certain matters ("broker non-votes") will be included in determining the presence of a quorum.


QUESTION:  WHAT HAPPENS IF I SIGN AND RETURN MY PROXY CARD BUT DO NOT MARK MY
           VOTE?

    If you do not provide different voting instructions, your Common Shares will be voted as follows:

       1.  FOR the election of the Class I directors;


       2. FOR the amendment to Article First of the Company's Amended Articles of Incorporation to change the Company's official name to Broadwing Inc.;



       3. FOR the approval of the amended Broadwing Inc. 1997 Long Term Incentive Plan;



       4. FOR the approval of the amended Broadwing Inc. Short Term Incentive Plan;



       5. FOR the approval of the appointment of PricewaterhouseCoopers LLP as independent accountants;



       6.  AGAINST the shareholder proposal; and



       7. Regarding any other matter to properly come before the meeting, in accordance with the judgments of the persons voting the proxies.


QUESTION:  CAN I CHANGE MY VOTE AFTER I HAVE RETURNED MY PROXY CARD?

    Yes. You have the power to revoke your proxy and change your vote in one of the following ways:

       - Send a new proxy card to Thomas E. Taylor, Secretary of the Company, at Broadwing Inc., 201 East Fourth Street, P.O. Box 2301, Cincinnati, Ohio 45201.

       - Notify the Company in writing that you want to revoke your earlier proxy. This written notice should be sent to Thomas E. Taylor, Secretary of the Company, Broadwing Inc., 201 East Fourth Street, P.O. Box 2301, Cincinnati, Ohio 45201.

       - Timely deliver a later-dated proxy using the Internet or the telephone procedures.

       - Attend the annual meeting, give notice of your proxy revocation in open meeting and vote in person.

QUESTION:  WHO WILL COUNT THE VOTES?


    Fifth Third Bank, our transfer agent and registrar, will count the votes and act as inspector of the elections.


QUESTION:  WHAT PERCENTAGE OF THE COMPANY'S VOTES DO DIRECTORS AND OFFICERS OWN?


    Approximately 4.6% of our vote as of the Record Date is owned by directors and officers. See page 7 for more details.


QUESTION:  DO ANY SHAREHOLDERS OWN MORE THAN 5% OF THE COMPANY?


    As of the Record Date, the only shareholders of the Company holding more than 5% of the outstanding Common Shares and Preferred Shares were:



                                                                           AMOUNT AND
                                                                           NATURE OF    PERCENT
TITLE OF CLASS                           BENEFICIAL OWNER(A)               OWNERSHIP    OF CLASS
--------------              ---------------------------------------------  ----------   --------
Common Shares               The Western and Southern                       12,993,952(b)  6.42%
                            Life Insurance Company
                            ("Western Southern")
                            400 Broadway
                            Cincinnati, Ohio 45202

7 1/4% Junior Convertible   Highbridge Capital Corporation and                115,003(c)  10.7%
Preferred Shares Due 2007   Highbridge Capital Management, LLC
                            767 Fifth Avenue, 23(rd) Floor
                            New York, NY 10153

6 3/4% Cumulative           Highbridge Capital Corporation and                 13,740(c)  8.85%
Convertible Preferred       Highbridge Capital Management, LLC
Shares                      767 Fifth Avenue, 23(rd) Floor
                            New York, NY 10153


------------------------

(a) The Securities and Exchange Commission has defined "beneficial owner" of a security to include any person who has or shares voting power or investment power with respect to any such security or has the right to acquire beneficial ownership of any such security within 60 days.


(b) Western Southern has advised the Company that 8,000,000 of these Common Shares may be transferred, at its option, to Salomon Inc upon the maturity of Salomon's 6 1/4% Exchangeable Notes due February 1, 2001.



(c) Highbridge Capital Management, LLC is the trading manager of Highbridge Capital Corporation. The persons at Highbridge Capital Management, LLC who actually exercise the power to dispose of and the power to vote the investments of Highbridge Capital Corporation are registered as registered representatives of Highbridge Capital Corporation, a registered broker/dealer. Amount and Nature of Ownership and Percent of Class are as of December 31, 1999.

                               BOARD OF DIRECTORS

GENERAL INFORMATION

    The Board of Directors of the Company (the "Board") is responsible for establishing broad corporate policies and for the overall performance of the Company. Although they are not involved in day-to-day operating details, directors keep informed of the Company's business by various reports and documents sent to them. The Chairman, Chief Executive Officer and other officers of the Company also present operating and financial reports at Board and Committee meetings.


    The Board schedules meetings approximately eight times a year. In addition, the Board holds an organizational meeting following the annual meeting of shareholders. The Board holds other meetings whenever needed.



    In 1999, the Board held 15 meetings. Each director attended at least 78% of the total number of the Board meetings and Committee meetings of which he or she was a member.


COMMITTEES OF THE BOARD

    The Board establishes committees to help it in the discharge of its responsibilities.

    During 1999, the following four Committees of the Board existed:

    - AUDIT AND FINANCE COMMITTEE: This Committee consists of five persons, none of whom is an officer. The Committee oversees the Company's financial reporting process, evaluates the adequacy of the Company's internal controls, reviews the Company's compliance with federal, state and local laws and regulations, and monitors the legal and ethical conduct of Company management and employees. A more detailed discussion of the Committee's mission, composition, meetings, responsibilities and resources as it pertains to its audit functions is contained in its Charter, a copy of which is Appendix A attached hereto. Pursuant to new Securities and Exchange Commission regulations, effective December 15, 2000, the audit committee of every company is required to have a written charter, which must be filed as an exhibit to its proxy statement once every three years. The Company has chosen to comply voluntarily with this new requirement early. In addition, the Committee reviews the Company's financial affairs, including its capital structure, borrowing limits, financing of corporate acquisitions and the performance of its benefit plans. The Committee met five times in 1999. The Committee consists of William A. Friedlander (Chairman), Phillip R. Cox, Karen M. Hoguet, Richard D. Irwin and Mary D. Nelson.

    - COMPENSATION COMMITTEE: This Committee consists of four persons, none of whom is an officer. The Committee reviews the Company's executive compensation and employee benefit plans and programs, including their establishment, modification and administration. The Committee met seven times in 1999. The Committee consists of David B. Sharrock (Chairman), Phillip R. Cox, J. Taylor Crandall and Daniel J. Meyer.

    - EXECUTIVE COMMITTEE: This Committee consists of four persons, two of whom are officers. The Committee acts on behalf of the Board in certain matters when necessary during the intervals between Board meetings. The Committee met two times in 1999. The Committee consists of James D. Kiggen (Chairman), Richard G. Ellenberger, William A. Friedlander and John T. LaMacchia.

    - GOVERNANCE AND NOMINATING COMMITTEE: This Committee consists of five persons, one of whom is an officer. The Committee recommends nominees for the election of directors and officers, monitors the performance of the other Board Committees and informs the Board of shareholder concerns. The Committee was formed in October, 1999 and consists of James D. Kiggen (Chairman), William A. Friedlander, Daniel J. Meyer, David B. Sharrock and John M. Zrno.

COMPENSATION OF DIRECTORS

COMPENSATION FOR EMPLOYEE DIRECTORS

    Directors who are also employees of the Company (or any subsidiary of the Company) receive no additional compensation for serving on the Board or its Committees other than their normal salaries.

GENERAL COMPENSATION RULES FOR NON-EMPLOYEE DIRECTORS


    Directors who are not employees of the Company or any subsidiary of the Company ("non-employee directors") receive a $16,000 annual retainer and $1,000 for each Board and Committee meeting attended. Also, in 1999 the chairpersons of the Audit and Finance Committee and the Compensation Committee were paid an additional $3,000.



    In lieu of the annual retainer and individual meeting fees, Mr. Kiggen, as Chairman of the Board, received for 1999 a fee of $200,000 and supplemental medical insurance, the cost of which is approximately $1,200.


EFFECT OF DIRECTORS DEFERRED COMPENSATION PLAN ON COMPENSATION OF NON-EMPLOYEE
  DIRECTORS

    The Cincinnati Bell Inc. Deferred Compensation Plan for Outside Directors (the "Directors Deferred Compensation Plan") allows each non-employee director of the Company to choose to defer receipt of all or a part of his or her director fees and annual retainers and to have such deferred amounts credited to an account of the director under the plan. Such account is also credited with assumed interest on such amounts, compounded quarterly at the end of each calendar quarter, at a rate equal to the average interest rate for ten-year United States Treasury notes for the previous quarter. A non-employee director is fully vested at all times in the amounts that are credited to his or her account under the plan pursuant to the rules described in this paragraph.

    Each person who was a non-employee director of the Company on January 1, 1999 also had his or her account under the Directors Deferred Compensation Plan credited on such date with an amount equal to the value of 1,163 Common Shares, and each person who is a non-employee director on the first business day of 2000 or any later calendar year has had or will (subject to future changes in the plan or in the Common Shares) have his or her account under the plan credited on such date with an amount equal to the value of 1,500 Common Shares. A non-employee director's account under the plan is also credited with the investment return that would result if such amounts (and any assumed cash investment return thereon) were invested exclusively in Common Shares. A non-employee director will be vested in the amounts credited to his or her account under the plan pursuant to the rules described in this paragraph only if he or she completes at least five years of active service as a non-employee director for the Company (with a fraction of a year of service as a non-employee director being rounded up or down to the nearest whole year).

    Finally, also in conjunction with its spin-off of its former subsidiary, Convergys Corporation, on January 4, 1999 (the first business day after the Convergys Spin-Off) each person who was a non-employee director of the Company on such date had his or her account under the Directors Deferred Compensation Plan credited with an amount equal to the value of 6,784 Common Shares (or, in the case of the non-employee director who was the Chairman of the Board on such date, 13,568 Common Shares). A non-employee director's account under the plan is also credited with the investment return that would result if such amount (and any assumed cash investment return thereon) were invested exclusively in Common Shares. A non-employee director will be vested in the amounts credited to his or her account under the plan pursuant to the rules described in this paragraph only if he or she remains a member of the Board continuously from January 4, 1999 through January 3, 2003 (or he or she terminates his or her status as a member of the Board because of his or her death or retirement).

    Except as is noted below, in the event of a change in control of the Company, when a non-employee director of the Company terminates his or her position as such a director, the vested amounts then credited to his or her account under the Directors Deferred Compensation Plan (including certain amounts credited prior to 1998 or attributable to pre-1998 credits) are paid to him or her (or, in the case of his or her death, to a beneficiary of such non-employee director) in a lump sum cash payment or in annual cash installments (up to ten such installments), as the director may elect under the provisions of the plan.

    However, if a change in control of the Company (as such term is defined in the Directors Deferred Compensation Plan) occurs prior to the non-employee director terminating his or her position as a director of the Company, the amounts credited to his or her account are generally fully vested without regard to the forfeiture provisions noted in the preceding paragraphs of this discussion or otherwise provided in the plan, and such amounts are generally paid to the non-employee director in one lump sum cash payment as of the day next following the date on which the change in control occurs.

    Until paid, all amounts credited to a non-employee director's account under the Directors Deferred Compensation Plan are not funded or otherwise secured, and all payments under the plan are made from the general assets of the Company and its subsidiaries.

EFFECT OF DIRECTORS STOCK OPTION PLAN ON COMPENSATION OF NON-EMPLOYEE DIRECTORS

    The Company grants its non-employee directors stock options to purchase Common Shares under the Cincinnati Bell Inc. 1997 Stock Option Plan for Non-Employee Directors (together with certain predecessor non-employee director stock option plans of the Company, the "Directors Stock Option Plan"). Pursuant to the current terms of such plan, (i) a stock option for 25,000 Common Shares is granted to each non-employee director of the Company on the first day of his or her term of office as such a director and (ii) a stock option for 9,000 Common Shares is granted on the date of each annual meeting to each non-employee director of the Company who first became a non-employee director before the date of such annual meeting and who continues in office as a non-employee director after such meeting.

    Each stock option granted a non-employee director under the Directors Stock Option Plan requires that the price to be paid upon the exercise of such option for the Common Shares that are subject to the option will be equal to 100% of the fair market value of such shares (as determined at the time the option is granted).

OTHER COMPENSATION FOR NON-EMPLOYEE DIRECTORS


    The Company also provides its non-employee directors with certain telecommunications services. The cost of such services was approximately $1,317 per non-employee director in 1999.

SHARE OWNERSHIP OF DIRECTORS AND OFFICERS


    The following table sets forth the beneficial ownership of Common Shares and 7 1/4% Preferred Shares as of February 25, 2000 by each director and named executive officer and by all directors and officers of the Company as a group. As of that date, all directors and officers of the Company as a group owned beneficially 9,429,523 Common Shares or 4.66% of the Common Shares outstanding and 6,478 7 1/4% Preferred Shares or .61% of the 7 1/4% Preferred Shares outstanding.



                                                        SHARES BENEFICIALLY
                                                            OWNED AS OF
                                                         FEB. 25, 2000 (A)          PERCENT OF
                                                       ---------------------   --------------------
                                                                    7 1/4%                 7 1/4%
                                                        COMMON     PREFERRED    COMMON    PREFERRED
                        NAME                            SHARES      SHARES      SHARES     SHARES
                        ----                           ---------   ---------   --------   ---------
John F. Cassidy......................................     71,200                  0.04%
Phillip R. Cox.......................................     42,100                  0.02%
J Taylor Crandall....................................     25,000                  0.01%
Richard G. Ellenberger...............................    411,743                  0.20%
William A. Friedlander(b)(c).........................    281,119                  0.14%
Karen M. Hoguet......................................     35,000                  0.02%
Richard D. Irwin.....................................  5,544,975       6,442      2.74%      0.46%
James D. Kiggen(b)...................................     92,945                  0.05%
John T. LaMacchia(b).................................  1,358,162                  0.67%
Daniel J. Meyer......................................     27,500                  0.01%
Kevin W. Mooney......................................    127,719                  0.06%
Mary D. Nelson.......................................     41,000                  0.02%
Richard S. Pontin....................................     58,500                  0.03%
David B. Sharrock....................................     39,802                  0.02%
Thomas E. Taylor.....................................    114,062                  0.06%
John M. Zrno.........................................  1,073,800          36      0.53%      0.00%
All directors and officers as a group (consisting of
  17 persons, including those named above)...........  9,429,523       6,478      4.66%      0.61%


------------------------


(a) Includes Common Shares subject to outstanding options under the Broadwing Inc. 1997 Long Term Incentive Plan and the Directors Stock Option Plan which are exercisable by such individuals within 60 days. The following options are included in the totals: 1,207,900 Common Shares for Mr. LaMacchia; 1,073,800 Common Shares for Mr. Zrno; 127,195 Common Shares for Mr. Ellenberger; 62,300 Common Shares for Mr. Mooney; 52,062 Common Shares for Mr. Taylor; 41,000 Common Shares for each of Messrs. Friedlander and Kiggen; 39,600 Common Shares for Mr. Cox; 34,000 Common Shares for
    Mrs. Hoguet; 33,390 Common Shares for Mr. Irwin; 33,000 Common Shares for Mr. Sharrock; 31,200 Common Shares for Mr. Cassidy; 25,000 Common Shares for Messrs. Meyer and Crandall; and 21,000 Common Shares for Mrs. Nelson.



(b) Includes Common Shares held directly by members of the director's or officer's family who have the same home as the director or officer but as to which the director or officer disclaims beneficial ownership: 10,000 for Mr. Friedlander; 3,626 for Mr. Kiggen; and 35,356 for Mr LaMacchia.



(c) Includes 167,755 Common Shares as to which Mr. Friedlander disclaims beneficial ownership. Mr. Friedlander has sole investment power as to these 167,755 Common Shares.

                             ELECTION OF DIRECTORS
                           (ITEM 1 ON THE PROXY CARD)


    The Board of the Company presently consists of twelve members, two of whom are officers of the Company. The Company's Amended Articles of Incorporation require that the directors be divided into three classes. At each annual meeting of shareholders, directors constituting a class are elected for three-year terms. The terms of the Class I directors expire in 2000. Mr. Richard D. Irwin, who became a director in November 1999 as a result of the Company's merger with IXC, has decided not to stand for re-election, and on February 10, 2000 the Board of Directors passed a resolution reducing the size of the Board from twelve members to eleven members, effective April 19, 2000 with this year's annual meeting of shareholders. The Board has nominated Richard G. Ellenberger, Karen M. Hoguet and David B. Sharrock, who are incumbent directors, as directors in Class I to serve until the 2003 annual meeting of shareholders. The three nominees for Class I director receiving the greatest number of votes will be elected. The four directors in Class II will continue to serve until the 2001 annual meeting of shareholders and the four directors in Class III will continue to serve until the 2002 annual meeting of shareholders. Pursuant to the Investment Agreement, dated July 21, 1999, among the Company and Oak Hill and its affiliated entities, as long as Oak Hill and its affiliated entities hold at least two-thirds of the Common Shares issued or issuable upon conversion of the $400 million of convertible subordinated debentures of the Company, Oak Hill has the right to designate one director. Mr. J. Taylor Crandall is currently the designee of Oak Hill and is serving as a director in Class III. The directors of each class will serve until their respective successors are elected and qualified.


    It is intended that shares represented by the accompanying form of proxy will be voted for the election of the nominees, unless contrary instructions are indicated as provided on the proxy card. (If you do not wish your shares to be voted for particular nominees, please so indicate on the proxy card.) If one or more of the nominees should at the time of the meeting be unavailable or unable to serve as a candidate, the shares represented by the proxies will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board. The Board knows of no reason why any of the nominees will be unavailable or unable to serve.

OUR RECOMMENDATION

    THE DIRECTOR NOMINEES WHO RECEIVE THE GREATEST NUMBER OF VOTES WILL BE ELECTED TO THE BOARD OF DIRECTORS. VOTES AGAINST A CANDIDATE, ABSTENTIONS AND BROKER NON-VOTES WILL HAVE NO LEGAL EFFECT. THE BOARD RECOMMENDS THE ELECTION OF THE NAMED NOMINEES AS DIRECTORS.

EFFECT OF MANAGEMENT VOTE


    Since the directors and officers of the Company own beneficially 9,436,001 voting shares, or 4.6% of the outstanding voting shares, their votes on this proposal are not likely to have a material impact on whether this proposal is adopted.


    For each director of the Company, including those nominated for election, there follows a brief listing of principal occupation during at least the past five years, other major affiliations and age on the date of this Proxy Statement.

                         NOMINEES FOR CLASS I DIRECTORS
                             (TERMS EXPIRE IN 2003)


                                 Richard G. Ellenberger, President and Chief Executive
[PHOTO]                          Officer of the Company since March 1, 1999; Chief Operating
                                 Officer of the Company since July 1, 1998; President, Chief
                                 Executive Officer and a Director of Cincinnati Bell
                                 Telephone Company since 1997; Chief Executive Officer of
                                 Broadwing Communications Inc. since November 9, 1999. Chief
                                 Executive Officer of XLConnect, 1996-1997; President,
                                 Business Services of MCI Telecommunications, 1995-1996;
                                 Senior Vice President, Worldwide Sales of MCI
                                 Telecommunications, 1994-1995; Senior Vice President, Branch
                                 Operations of MCI Telecommunications, 1993-1994; Vice
                                 President, Southeast Region of MCI Telecommunications,
                                 1992-1993. Director of the Company since 1998; member of the
                                 Executive Committee. Age 47.

                                 Karen M. Hoguet, Chief Financial Officer and Senior Vice
[PHOTO]                          President of Federated Department Stores, Inc. (owner and
                                 operator of retail department stores); Senior Vice President since 1991; Treasurer 1992-1999; Chief Financial Officer
                                 since 1997. Director of the Company since February 1999;
                                 member of the Audit and Finance Committee. Age 43.

                                 David B. Sharrock, Consultant since 1994. Executive Vice
[PHOTO]                          President and Chief Operating Officer of Marion Merrell Dow
                                 Inc. (researcher, manufacturer and seller of pharmaceutical products), 1989-1993; President and Chief Operating Officer of Merrell Dow Pharmaceuticals Inc., 1988-1989. Director of
                                 Interneuron Pharmaceuticals Inc., Intercardia, Inc. and
                                 Praecis Pharmaceutical, Inc. Director of the Company since
                                 1987; Chairman of the Compensation Committee and member of the Governance and Nominating Committee. Age 63.

                               CLASS II DIRECTORS
                             (TERMS EXPIRE IN 2001)


                                 Phillip R. Cox, President and Chief Executive Officer of Cox
[PHOTO]                          Financial Corporation (a financial planning services
                                 company) since 1972. Director of Federal Reserve Bank of
                                 Cleveland, Cinergy Corp., BDM International, Touchstone
                                 Mutual Funds and PNC Bank, Ohio, N.A. Director of the
                                 Company since 1993; member of the Audit and Finance
                                 Committee and the Compensation Committee. Age 53.

                                 William A. Friedlander, Chairman of Bartlett & Co. (a
[PHOTO]                          registered investment advisor) since 1989; Chief Executive
                                 Officer, 1966-1989. Director of The Union Central Life
                                 Insurance Company. Director of the Company since 1986;
                                 Chairman of the Audit and Finance Committee, member of the
                                 Executive Committee and member of the Governance and
                                 Nominating Committee. Age 67.

                                 John T. LaMacchia, President and Chief Executive Officer
[PHOTO]                          since May 1999 of CellNet Data Systems, Inc. (which filed a voluntary petition for Chapter 11 bankruptcy in February
                                 2000 in connection with its acquisition by an affiliate of
                                 Schlumberger Ltd.). President and Chief Executive Officer of
                                 Cincinnati Bell Inc., 1993-February 28, 1999; Chairman of
                                 Cincinnati Bell Telephone Company, 1993-February 28, 1999;
                                 Chairman of Cincinnati Bell Information Systems Inc.,
                                 1988-1996; Chief Operating Officer of Cincinnati Bell Inc.,
                                 1988-1993. Director of The Kroger Co., Burlington Resources
                                 Inc. and CellNet Data Systems. Director of the Company since
                                 1985; member of the Executive Committee. Age 58.

                                 John M. Zrno, Retired. President and Chief Executive Officer
[PHOTO]                          of IXC Communications, Inc., June 1999-November 1999.
                                 President and Chief Executive Officer of ALC Communications
                                 Corporation, 1988-1995. Director of Teleglobe, Inc. Director
                                 of the Company since November 1999; member of the Governance and Nominating Committee. Age 61.

                              CLASS III DIRECTORS
                             (TERMS EXPIRE IN 2002)


                                 J. Taylor Crandall, a Managing Partner of Oak Hill Capital
[PHOTO]                          Management, Inc. since 1996 and has held various positions at Keystone, Inc. since 1986. Director of Oncology Inc.,
                                 Sunterra Corporation, Washington Mutual, Inc. and various
                                 Keystone companies. Director of the Company since July 1999;
                                 member of the Compensation Committee. Age 45.

                                 James D. Kiggen, Chairman of the Board of the Company since
[PHOTO]                          January 1, 1999. Chairman of the Board of Xtek, Inc.
                                 (manufacturer of engineered steel products for heavy
                                 industry) 1985-1999; Chief Executive Officer of Xtek, Inc.,
                                 1985-1998; President of Xtek, Inc., 1985-1995. Director of
                                 Fifth Third Bancorp and its subsidiary, Fifth Third Bank,
                                 Xtek, Inc. and The United States Playing Card Company.
                                 Director of the Company since 1983; Chairman of the
                                 Executive Committee and Chairman of the Governance and
                                 Nominating Committee. Age 68.

                                 Daniel J. Meyer, Chairman and Chief Executive Officer of
[PHOTO]                          Milacron, Inc. (a manufacturer of metal working and plastics processing machinery and systems); President 1998-1999;
                                 Chairman since 1991; Chief Executive Officer since 1990.
                                 Director of The E.W. Scripps Company, AK Steel Corporation
                                 and Hubbell Incorporated. Director of the Company since
                                 1999; member of the Compensation Committee and member of the
                                 Governance and Nominating Committee. Age 63.

                                 Mary D. Nelson, Retired, President, Nelson & Co. (consulting
[PHOTO]                          actuaries) 1975-1999. Director of Blount International, Inc.
                                 and its subsidiary, Blount Inc., (1986-1999) and The Union
                                 Central Life Insurance Company. Director of the Company
                                 since 1994; member of the Audit and Finance Committee.
                                 Age 66.

           PROPOSAL TO AMEND ARTICLE FIRST OF THE AMENDED ARTICLES OF
          INCORPORATION TO CHANGE THE OFFICIAL NAME OF THE COMPANY TO
                                 BROADWING INC.
                           (ITEM 2 ON THE PROXY CARD)

    You are being asked to approve an amendment to the Company's Amended Articles of Incorporation that will change the Company's official name to Broadwing Inc. from Cincinnati Bell Inc. To accomplish this name change, the Board proposes that Article First of the Amended Articles of Incorporation be amended to read as follows:

    FIRST:  The name of the corporation is Broadwing Inc.

    The Board believes that the corporate name Broadwing Inc. better reflects the Company's business focus and future business strategies as an integrated communications provider with voice, data, and internet solutions for customers from coast-to-coast. Since November 15, 1999, the Company has been doing business as Broadwing Inc. and the Company's trading symbol on the New York Stock Exchange has changed to "BRW." The investment community and the public generally have reacted positively to the new name. If the amendment is approved, the Company will refer to itself officially as Broadwing Inc. rather than Cincinnati Bell Inc. d/b/a Broadwing Inc.

    It will not be necessary for you to surrender your share certificates upon approval of the proposed name change. Rather, when share certificates are presented for transfer, new share certificates bearing the name Broadwing Inc. will be issued.

    If completion of the name change becomes inadvisable in the opinion of the Board because: (i) a suit, proceeding or claim has been instituted, made or threatened relating to the name change; or (ii) any other circumstance exists which, in the Board's judgment, makes the name change inadvisable, the Board may terminate this proposal to amend the Company's Amended Articles of Incorporation. The termination of this proposal may be effective either before or after approval of the name change by the shareholders.

RECOMMENDATION


    ADOPTION OF THIS PROPOSED AMENDMENT TO ARTICLE FIRST REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF TWO-THIRDS OF THE ISSUED AND OUTSTANDING COMMON SHARES AND PREFERRED SHARES, VOTING AS ONE CLASS. ACCORDINGLY, ABSTENTIONS FROM VOTING AND BROKER NON-VOTES WILL HAVE THE EFFECT OF A VOTE AGAINST THE PROPOSED AMENDMENT. THE BOARD RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT.


EFFECT OF MANAGEMENT VOTE ON PROPOSAL


    Since the directors and officers of the Company own beneficially 9,436,001 voting shares, or 4.6% of the outstanding voting shares, their votes are not likely to have a material impact on whether this proposal is adopted.



                            PROPOSAL TO APPROVE THE
              AMENDED BROADWING INC. 1997 LONG TERM INCENTIVE PLAN
                           (ITEM 3 ON THE PROXY CARD)


    The Board has amended and restated, effective as of January 1, 2000, the terms of the long term incentive compensation plan that was previously named the Cincinnati Bell Inc. 1997 Long Term Incentive Plan (the "Long Term Incentive Plan"). The original plan was approved by the shareholders of the Company at the annual meeting of such shareholders that was held on April 28, 1997.


    The Long Term Incentive Plan is a very important component of the Company's compensation program, through which awards can be made to salaried employees of the Company and its subsidiaries based on long-term performance objectives. Awards granted under the plan generally provide salaried employees the opportunity to acquire Common Shares or monetary payments based on the value of such shares and/or the financial performance of the Company.

    The Board's amendment and restatement of the Long Term Incentive Plan changes the name of the plan to the "Broadwing Inc. 1997 Long Term Incentive Plan" and clarifies certain terms of the plan. More importantly, such amendment and restatement makes changes in the plan in order to address issues that involve the one million dollar deduction limits of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the granting of incentive stock options ("ISOs").

    In this regard, Section 162(m) of the Code generally provides that any publicly traded corporation may not deduct compensation paid to any of certain executives for a year to the extent such compensation exceeds one million dollars, except that certain performance-based compensation awards can be exempt from such deduction limits if: (i) certain limits on the number of shares and other amounts that can be awarded are specified in a plan under which the awards are made and certain other requirements set forth in the awards and in such plan are met; and (ii) the plan's terms containing such limits and requirements are approved by the corporation's shareholders.

    Further, an ISO is a type of option which is described in Code Section 422 and which provides very favorable tax consequences to an employee. A stock option can qualify as an ISO only if: (i) certain limits on the number of shares that can be awarded as ISOs are specified in a plan under which the options are granted and certain other requirements set forth in the option and in such plan are met; and (ii) the plan's terms containing such limits and requirements are approved by the corporation's shareholders.

    The prior version of the Long Term Incentive Plan failed in its terms to meet all of the requirements necessary for awards granted thereunder to avoid being subject to the deduction limits of Code Section 162(m) or for stock options granted thereunder to constitute ISOs (even if the terms of such awards and stock options were intended to meet such requirements). The amended and restated version of the Long Term Incentive Plan is designed to correct that situation.

    In particular, in order to meet the requirements necessary for the amended and restated version of the Long Term Incentive Plan to be able both to issue awards that are not subject to the deduction limits of Code Section 162(m) and to issue ISOs (subject to the terms of such awards and options meeting certain conditions), the plan has been amended: (i) to specify certain fixed limits on the number of Common Shares that can be subject to awards granted under the plan on or after January 1, 2000 (instead of specifying limits that were based only on the number of Common Shares outstanding at the start of each calendar year during the term of the plan, as the prior version of the plan did); and (ii) to specify the criteria on which performance goals that must be met for payments to be made under certain of the plan's awards may be based (instead of leaving the makeup of such criteria solely to the committee that administers the plan, as the prior version of the plan did). Both such Common Share limits and the basis of such performance goal criteria are described in the following summary of the plan.

    Certain of the amendments to the plan require the approval of the Company's shareholders in order to be effective for the purposes for which they are intended. For the foregoing reasons, the Board is asking the shareholders of the Company for, and recommends, the approval of the Long Term Incentive Plan, as amended and restated effective as of January 1, 2000.


    The material terms of the amended and restated Long Term Incentive Plan are described below, including certain material terms that have not been changed since the original approval of such plan by the shareholders of the Company. The full text of the amended and restated Long Term Incentive Plan is set forth in Appendix B of this Proxy Statement and the following discussion is qualified in its entirety by reference to such text.


    1.  COMMON SHARES RESERVED FOR AWARDS.

    Subject to adjustment in the case of certain changes in the capital structure of the Company, the following limits apply to the grant of awards under the amended and restated Long Term Incentive Plan:

        (a) The maximum number of Common Shares, on which awards (of any type) granted on or after January 1, 2000 to all salaried employees may be based, shall be 50,000,000 Common Shares. This limit is substantially the same that would have applied under the prior version of the plan if both the terms of such prior plan and the number of Common Shares outstanding as of January 1, 2000 had never changed.

        (b) The maximum number of Common Shares, on which awards (of any type) granted to all salaried employees during each calendar year that begins on or after January 1, 2000 may be based, shall be 4,200,000 Common Shares (plus the difference, if any, between the maximum number of Common Shares on which awards could have been granted in the immediately preceding calendar year and the number of Common Shares on which awards were actually granted in such immediately preceding calendar year). This limit is substantially the same that would have applied under the prior version of the plan if both the terms of such prior plan and the number of Common Shares outstanding as of January 1, 2000 had never changed.

        (c) The maximum number of Common Shares, on which awards (of any type) granted to any salaried employee during each and any calendar year that begins on or after January 1, 2000 may be based, shall be 1,000,000 Common Shares. The prior version of the plan did not provide a limit analogous to this limit.

        (d) The maximum number of Common Shares, on which ISO awards granted on or after January 1, 2000 to all salaried employees may be based, shall be 12,500,000 Common Shares. This limit is substantially the same that would have applied under the prior version of the plan if both the terms of such prior plan and the number of Common Shares outstanding as of January 1, 2000 had never changed.

If any award or portion of an award granted on or after January 1, 2000 is forfeited, expires or otherwise terminates without the payment of Common Shares or any other amount, the Common Shares on which such award or portion of an award was based shall again be available to be the basis on which other awards may be granted but such award is still only counted once in determining whether any limits set forth above (except for the limit set forth in paragraph (c) above) is met.

    The prior version of the plan indicated that the maximum number of Common Shares on which awards could be granted to any employee would not exceed 10% of the total number of Common Shares available for awards over the term of the plan. This limit has been eliminated in the amended and restated version of the plan.

    2.  ADMINISTRATION.

    The amended and restated Long Term Incentive Plan will be administered by the Compensation Committee of the Board (for purposes of this discussion as to the Long Term Incentive Plan, the "Committee"). Subject to the limits and terms of the plan, the Committee (i) selects the employees to whom awards will be granted, (ii) makes the awards, in such forms and amounts and on such conditions as it determines, (iii) interprets the terms of the plan and (iv) performs all other actions necessary for the plan's administration.

    The Committee may delegate to one or more senior managers of the Company and its subsidiaries the Committee's right to make awards to employees who are not officers of the Company (except that, unlike the prior version of the plan, it may not so delegate that right with respect to employees who are otherwise subject to certain insider-trading prohibitions and requirements set forth in
Section 16 of the Securities Exchange Act of 1934 or to the deduction limits of
Section 162(m) of the Code).

    3.  TYPES OF AWARDS.

    Awards under the amended and restated Long Term Incentive Plan may be made to salaried employees of the Company and its subsidiaries in any one or a combination of the following: (i) stock options, including ISOs, (ii) stock appreciation rights ("SARs"), (iii) restricted stock and/or (iv) performance shares and performance units. No award may be granted under the plan after April 27, 2007.

    A stock option represents an option to purchase, over a certain period of time, Common Shares at a fixed purchase price. The plan provides that the purchase price of any Common Share purchasable under any stock option granted under the plan shall not be less than 100% of the fair market value of a Common Share as determined on the date that the option is granted.

    Also, by reason of applicable law, the aggregate fair market value of Common Shares for which ISOs are exercisable for the first time during any calendar year as to any employee shall not exceed $100,000 (or, if such limit amount is amended under the Code, such amended limit amount). The value of any ISO for purposes of this rule is determined at the time of the grant of the ISO. Also, by reason of applicable law, no ISO will be granted to any person who owns (directly or constructively) more than 10% of the voting power of the shares of the Company or any of its subsidiaries.

    A SAR represents the right to receive payment of a sum not to exceed the amount, if any, by which the fair market value of the Common Shares with respect to which the SAR is based (as determined on the date of the exercise of the SAR) exceeds the grant price of the SAR. The plan provides that the grant price of a SAR may not be less than the fair market value of the Common Shares with respect to which the SAR is based, as determined on the date of the grant of the SAR. A SAR may be granted free-standing or in tandem with new stock options granted under the plan or after the grant of a related option which is not an ISO.

    Restricted stock constitutes Common Shares that may not be disposed of by the employee to whom they are awarded until certain restrictions and conditions established by the Committee lapse. The recipient shall have all rights of a shareholder of the Company with respect to Common Shares awarded as restricted stock, including the right to vote and to receive cash dividends, unless the Committee shall otherwise determine. Upon termination of an applicable employee's employment during the period in which his or her right to dispose of his or her restricted stock is restricted, such restricted stock shall be forfeited (subject to such exceptions, if any, as are authorized by the Committee as to termination of employment, retirement, disability, death or other special circumstances).

    A performance share refers to an award which provides that the employee to whom the award is granted will receive one Common Share if certain performance goals that are set by the Committee (and any other conditions, which may include a requirement that the employee be employed by the Company and its subsidiaries for a specified continuous period of time, that are set by the Committee) are met.

    A performance unit refers, for purposes of the plan, to an award which provides that the employee to whom the award is granted will receive an amount that is equal to a percent, not more than 200%, of the fair market value of one Common Share as determined on the date such amount becomes payable (or is equal to a percent, not more than 200%, of the increase in the fair market value of one Common Share from the date of the grant of the award to the date such amount becomes payable) if certain performance goals that are set by the Committee (and any other conditions, which may include a requirement that the employee be employed by the Company and its subsidiaries for a specified continuous period of time, that are set by the Committee) are met.

    Unlike the amended and restated version of the plan, the plan's prior version did not specify the basis on which an amount payable under a performance unit would be based and failed to specify any limit on the amount payable under such award.

    4.  PERFORMANCE GOALS.

    To the extent the meeting of performance goals set by the Committee may be a condition to the exercise of or payment under any award granted, the Committee may base such performance goals on, and only on, one or more of the following criteria applicable to the Company and its subsidiaries: earnings before interest, taxes, depreciation and amortization; earnings per share; operating income; total shareholder returns; cash generation targets; profit targets; revenue targets; profitability targets as measured by return ratios; net income; return on sales; return on assets; return on equity; and corporate performance indicators (which are indices based on the level of service provided to customers).

    Any such performance criteria shall be measured or determined on the basis of a period of such duration (a "Performance Period"), which period may be of any length, as set by the Committee and shall be criteria that will be able to be objectively determined by the Committee. In addition, any such performance criteria (i) may be measured or determined for the Company, for any subsidiary of the Company, for the Company and all of the Company's subsidiaries in the aggregate or for any group of corporations that are included in the entire group of the Company and its subsidiaries and (ii) may also be measured and determined in an absolute sense and/or in comparison to the analogous performance criteria of other publicly-traded companies (that are selected for such comparison purposes by the Committee).

    5.  CHANGE IN CONTROL.


    In the event a change in control of the Company (as is defined in the amended and restated Long Term Incentive Plan) occurs, then, in general terms and among other things: (i) all then outstanding stock options and SARs will become exercisable in full; (ii) the restrictions still then in force and applicable to any Common Shares that have been awarded as restricted stock shall lapse; and (iii) a certain pro rata portion of all still then outstanding performance shares and units will be paid within five business days after the date of the change in control.


    The amended and restated plan's change in control provisions have not been materially changed from the plan's prior version.

    6.  AMENDMENT AND TERMINATION.

    The amended and restated Long Term Incentive Plan may be further amended or terminated by the Board, provided that no such action shall impair the rights of an employee with respect to a previously granted award without the employee's consent.

    In addition, the plan provides that no amendment shall be made without approval of the Company's shareholders: (i) if such amendment would increase the total number of shares reserved for issuance under all awards that may be granted under the plan (as the prior version of the plan also indicated); (ii) if such amendment would change the class of employees eligible for awards under the plan (as the prior version of the plan also indicated); (iii) if such amendment would increase the total number of shares reserved for issuance under all ISOs that may be granted under the plan (which type of amendment did not require shareholder approval under the prior version of the plan); or (iv) if such amendment would make any change in the plan that is required to be approved by the Company's shareholders in order to satisfy the requirements of
Section 162(m) of the Code or any other applicable law (which type of amendment did not require shareholder approval under the prior version of the plan).


    The prior version of the plan had also indicated that any amendment that materially increased the benefits under the plan required shareholder approval. The amended and restated version of the plan eliminates the need for shareholder approval of such an amendment unless shareholder approval of such amendment is otherwise required under one of the four clauses of the immediately preceding paragraph.


    7.  FEDERAL INCOME TAX CONSEQUENCES.

    The following describes, in very general terms, the federal income tax consequences arising with respect to awards granted under the amended and restated Long Term Incentive Plan.

    A stock option or SAR that is granted to an employee will create no tax consequences for the employee or the Company at the time of the grant of the award. Further, the employee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising any other option (an option that is not an ISO) or a SAR, however, the employee generally must recognize ordinary compensation income equal to the amount by which the fair market value of the Common Shares that are subject to the portion of the option or SAR being exercised, as determined on the date of exercise, exceeds the purchase or grant price of such Common Shares, and the Company will be entitled to a deduction for the same amount.

    The treatment to an employee of a disposition of Common Shares acquired through the exercise of an option or a SAR depends on how long the Common Shares have been held and on whether such Common Shares were acquired by exercising an ISO or by exercising an option that is not an ISO or a SAR. Generally, there will be no tax consequence to the Company in connection with a disposition of Common Shares acquired under an option except that the Company may be entitled to a deduction in the case of a disposition of Common Shares acquired under an ISO before certain holding periods have been satisfied.

    With respect to other awards that are settled in Common Shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture (such as restricted stock), the employee generally must recognize ordinary compensation income equal to the fair market value of the Common Shares or other property received only at the first time the Common Shares or other property becomes transferable or not subject to a substantial risk of forfeiture; and the Company will be entitled to a deduction for the same amount. Different tax rules may apply with respect to employees who are subject to Section 16 of the Securities Exchange Act of 1934.

    With respect to other awards (such as performance shares or performance units) granted under the plan to an employee that are settled either in cash or in Common Shares or other property that is either transferable or not subject to a substantial risk of forfeiture, however, the employee generally must recognize ordinary compensation income equal to the cash and the fair market value of Common Shares or other property received at the time it is received; and the Company will be entitled to a deduction for the same amount.

OUR RECOMMENDATION


    APPROVAL OF THE BROADWING INC. 1997 LONG TERM INCENTIVE PLAN, AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2000, REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMMON SHARES AND PREFERRED SHARES, VOTING AS ONE CLASS, PRESENT OR REPRESENTED AND ENTITLED TO VOTE. ABSTENTIONS WILL HAVE THE SAME EFFECT AS VOTES AGAINST THE PROPOSAL. BROKER NON-VOTES WILL HAVE NO EFFECT ON THE OUTCOME OF THE VOTE. THE BOARD RECOMMENDS A VOTE FOR ADOPTION OF THE PROPOSAL.


EFFECT OF MANAGEMENT VOTE


    Since the directors and officers of the Company own beneficially 9,436,001 voting shares, or 4.6% of the outstanding voting shares, their votes on the proposal are not likely to have a material impact on whether this proposal is adopted.



                            PROPOSAL TO APPROVE THE
                AMENDED BROADWING INC. SHORT TERM INCENTIVE PLAN
                           (ITEM 4 ON THE PROXY CARD)


    The Board of Directors has amended and restated, effective as of January 1, 2000, the terms of the annual incentive compensation plan that was previously named the Cincinnati Bell Inc. Short Term Incentive Plan (the "Short Term Incentive Plan"). The Short Term Incentive Plan has not previously been presented to the Company's shareholders for their approval.

    The Board's amendment and restatement of the Short Term Incentive Plan changes the name of the plan to the "Broadwing Inc. Short Term Incentive Plan" and clarifies certain terms of the plan. More importantly, such amendment and restatement makes changes in the plan in order to address the following deduction limit issue.

    Specifically, awards made under the prior version of the Short Term Incentive Plan were subject to the one million dollar deduction limits of
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").
Section 162(m) of the Code generally provides that any publicly traded corporation may not deduct compensation paid to any of certain executives for a year to the extent such compensation exceeds one million dollars, except that certain performance-based compensation awards can be exempt from such deduction limits if: (i) certain limits on the amounts that can be awarded are specified in a plan under which the awards are made and certain other requirements set forth in the awards and in such plan are met; and (ii) the plan's terms containing such limits and requirements are approved by the corporation's shareholders.

    The amended and restated version of the Short Term Incentive Plan is designed to specify the applicable limits and other requirements applicable to such a plan so that, if certain conditions are met in the terms of the actual awards granted under the Short Term Incentive Plan, such awards can be exempt from the deduction limits of Section 162(m) of the Code.

    As is indicated above, in order for the Short Term Incentive Plan to provide any awards that are not subject to the deduction limits of Section 162(m) of the Code, the approval of the Company's shareholders to the terms of the amendment and restated plan is required.

    For the foregoing reasons, the Board is asking the shareholders of the Company for, and recommends, the approval of the Short Term Incentive Plan, as amended and restated effective as January 1, 2000.


    The principal terms of the amended and restated Short Term Incentive Plan are described below. The full text of the amended and restated Short Term Incentive Plan is set forth in Appendix C of this Proxy Statement and the following discussion is qualified in its entirety by reference to such text.


    1.  PURPOSE OF PLAN.

    The purpose of the amended and restated Short Term Incentive Plan is to provide key executives of the Company and its subsidiaries with incentive compensation based upon the achievement of specific annual performance goals.

    2.  ADMINISTRATION.

    The amended and restated Short Term Incentive Plan will be administered by the Board's Compensation Committee (the "Committee"). Subject to the limits and terms of the plan, the Committee will (i) select the key executives to whom awards under the plan will be granted, (ii) make the awards under the plan, in such amounts and on such conditions as it determines, (iii) interpret the terms of the plan and adopt administrative rules in connection with the plan's operation and (iv) perform all other actions necessary for the plan's administration.

    3.  EMPLOYEES TO WHOM AWARDS MAY BE GRANTED.

    Awards may be granted under the amended and restated Short Term Incentive Plan to, and only to, key executives of the Company and its subsidiaries. A key executive refers to an employee of the Company or a subsidiary of the Company whose regular and incentive compensation is principally established by the Committee.

    4.  AWARDS.

    Any award granted under the amended and restated Short Term Incentive Plan to a key executive will be made with respect to a specific calendar year (the award's "Award Year") and will, only if certain performance goals that are made applicable to the award by the Committee are met, provide for the payment to the executive of a lump sum cash amount in the first quarter of the next following calendar year. No more than one award may be granted to a key executive under the plan with respect to any calendar year.

    Any award granted under the plan to an executive generally will specify a standard payment amount (the award's "Standard Award Level") if certain but not all (or a certain level but not the highest level) of the performance goals applicable to the award are met and will also specify payment amounts more or less than the Standard Award Level if additional or fewer (or if a higher or lower level) of the performance goals applicable to the award are met. In no event may the amount of the award exceed 200% of the award's Standard Award Level (or, if less, $3,000,000).

    The performance goals to be set by the Committee with respect to any award granted under the plan to a key executive may be based on, and only on, one or more of the following criteria applicable to the Company and its subsidiaries: earnings before interest, taxes, depreciation and amortization; earnings per share; operating income; total shareholder returns; cash generation targets; profit targets; revenue targets; profitability targets as measured by return ratios; net income; return on sales; return on assets; return on equity; and corporate performance indicators (which are indices based on the level of certain services provided to customers).

    The performance criteria that shall apply to any award granted under the plan to a key executive shall be criteria that will be able to be objectively determined by the Committee, shall be measured or determined on the basis of the award's Award Year and shall be set by the Committee.

    In addition, any such performance criteria may be measured or determined for the Company, for any subsidiary of the Company, for the Company and all of the Company's subsidiaries in the aggregate or for any group of corporations that are included in the entire group of the Company and its subsidiaries. Any such performance criteria may also be measured and determined in an absolute sense and/or in comparison to the analogous performance criteria of other publicly-traded companies (that are selected for such comparison purposes by the Committee).

    Notwithstanding the foregoing, the Committee may, in its sole and unrestricted discretion, reduce the amount payable under any award granted under the plan below the amount that would otherwise be payable under the award based solely on the performance goals that are set by the Committee for the award (although the Committee does not have discretion to increase the amount that would otherwise be payable under any award granted under the plan based solely on such performance goals). The Committee could, for instance, exercise its discretion to reduce the amount otherwise payable under a plan award because it determines that the performance goals applicable to the award were unduly affected by extraordinary or nonrecurring events or because the key executive to whom the award was granted failed to meet certain individual goals set for him or her by the Committee or his or her managers.

    In addition, and notwithstanding the foregoing, the amount that is otherwise payable under an award granted under the plan to a key executive is generally reduced on a pro rata basis to reflect any portion in the award's Award Year
(i) during which the executive is not a key executive of the Company or one of its subsidiaries because he or she only became a key executive after the start of such year or ceased to be a key executive prior to the end of such year for a reason other than his or her retirement or death, (ii) during which the executive receives disability benefits under a plan of the Company or a Company subsidiary (if such benefits were received for more than three months in such year) or (iii) during which the key executive is on a leave of absence approved by the Company or a subsidiary of the Company (if such leave of absence lasts for more than three months in such year).

    Further, and also notwithstanding the foregoing, a key executive to whom an award has been granted under the plan shall not in any event be entitled to receive any amount by reason of the award unless he or she both: (i) either is an employee of the Company or a subsidiary of the Company on the last day of the award's Award Year or terminated his or her employment with the Company and its subsidiaries during such year because of his or her disability, his or her retirement or his or her death; and (ii) has had at least three months of active service for the Company and its subsidiaries during the award's Award Year (not including any time the key executive was absent from active service during such Award Year by reason of any leave of absence or for any other reason, including an absence on account of disability).

    Notwithstanding any other provision of the plan to the contrary, the amount to be received by a key executive by reason of any award that is granted to the key executive under the plan with respect to any calendar year shall not in any event exceed $3,000,000.

    If a key executive is entitled to receive a payment under any award granted to him or her under the plan, but he or she dies before such payment is made to him or her, then such payment shall be made to the key executive's beneficiary (as determined under the provisions of the plan).

    5.  CHANGE IN CONTROL.

    In the event a Change in Control of the Company (as is defined in the amended and restated Short Term Incentive Plan) occurs, then, in general terms, the following actions apply to awards previously granted under the plan that have not yet been paid:

        (a) The amount payable under any award that was granted under the plan with respect to the calendar year that immediately precedes the calendar year in which the Change in Control occurs will be paid within five business days after the date of the Change in Control (and, if the amount of such award has not been determined by the Committee by the date of the Change in Control, its amount will be deemed to be equal to the award's Standard Award Level).

        (b) A pro rata amount of any award granted under the plan with respect to the calendar year in which the Change in Control occurs will be paid within five business days after the date of the Change in Control. Such pro rata amount is generally based on the present value of the award's Standard Award Level (determined as of the date of payment) multiplied by a fraction that has a numerator equal to the number of full and partial months from the first day of the calendar year in which the Change in Control occurs to the date of the Change in Control and a denominator equal to twelve.

    Other than for minor or administrative changes, such Change in Control provisions may not be amended as to any award granted to a key executive under the plan at any time on or after the grant of such award if the amendment would be materially adverse to the key executive, unless his or her consent to the amendment is obtained.

    6.  AMENDMENT AND TERMINATION.

    The amended and restated Short Term Incentive Plan may be further amended or terminated by the Board, provided that no such action shall impair the rights of a key executive with respect to a previously granted award without the key executive's consent and provided that no amendment shall be made without approval of the Company's shareholders if such amendment would (i) change the class of persons eligible for awards under the plan or (ii) make any change in the plan that is required to be approved by the Company's shareholders in order to satisfy the requirements of Section 162(m) of the Code or any other applicable law.

    7.  FEDERAL INCOME TAX CONSEQUENCES.

    In general, any key executive who receives an amount that is paid by reason of an award granted under the amended and restated Short Term Incentive Plan must recognize for federal income tax consequences, at the time of the payment, ordinary compensation income equal to such amount; and the Company will be entitled to a deduction for the same amount.

OUR RECOMMENDATION


    APPROVAL OF THE BROADWING INC. SHORT TERM INCENTIVE PLAN, AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2000, REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMMON SHARES AND PREFERRED SHARES, VOTING AS ONE CLASS, PRESENT OR REPRESENTED AND ENTITLED TO VOTE. ABSTENTIONS WILL HAVE THE SAME EFFECT AS VOTES AGAINST THE PROPOSAL. BROKER NON-VOTES WILL HAVE NO EFFECT ON THE OUTCOME OF THE VOTE. THE BOARD RECOMMENDS A VOTE FOR ADOPTION OF THE PROPOSAL.


EFFECT OF MANAGEMENT VOTE


    Since the directors and officers of the Company own beneficially 9,436,001 voting shares, or 4.6% of the outstanding voting shares, their votes on the proposal are not likely to have a material impact on whether this proposal is adopted.

               APPROVAL OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                           (ITEM 5 ON THE PROXY CARD)


    Upon the Audit and Finance Committee's recommendation, the Board has re-appointed the firm of PricewaterhouseCoopers LLP as independent accountants to audit the financial statements of the Company for the year 2000. PricewaterhouseCoopers LLP has audited the financial statements of the Company for many years. One or more members of the firm of PricewaterhouseCoopers LLP will attend the annual meeting, will have an opportunity to make a statement and will be available to answer questions.

    The Company needs shareholder approval of its appointment of PricewaterhouseCoopers LLP. If the shareholders do not approve this appointment, the Audit and Finance Committee will recommend and the Board will appoint different independent accountants to audit the financial statements of the Company for the year 2000.

OUR RECOMMENDATION


    APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMMON SHARES AND PREFERRED SHARES, VOTING AS ONE CLASS, PRESENT OR REPRESENTED AND ENTITLED TO VOTE. ABSTENTIONS WILL HAVE THE SAME EFFECT AS VOTES AGAINST THE PROPOSAL. BROKER NON-VOTES WILL HAVE NO EFFECT ON THE OUTCOME OF THE VOTE. THE BOARD RECOMMENDS A VOTE FOR SUCH APPROVAL.



                 SHAREHOLDER PROPOSAL ON INCENTIVE COMPENSATION
                           (ITEM 6 ON THE PROXY CARD)



    The following proposal was submitted for inclusion in this Proxy Statement by Mr. Ronald Robinson, 631 Dundee Lane, Holmes Beach, Florida, 34217. As of the date that the proposal originally was submitted, Mr. Robinson owned approximately 7,079 Common Shares.


SHAREHOLDER SUPPORTING STATEMENT AND PROPOSAL


        "Cincinnati Bell Inc. has changed from a dividend paying company to a growth company. Since the shareholders should realize greater increases in stock value in lieu of dividends, it only seems fair that Cincinnati Bell Inc. Executives share in increased values of Cincinnati Bell Stock. I therefore propose, to be voted on at the 2000 Cincinnati Bell shareholders meeting, the following:



        The total combined value of bonus and stock options granted Cincinnati Bell Inc. Executives in any given year shall be a percent of their annual salary (in effect on the last day of that year) equal to the percent increase in the price of Cincinnati Bell Inc. stock on the last day of that year over the price of Cincinnati Bell Inc. stock used in computing the last increase. In the first year, the last year end price that was lower shall be used.



        Due to Cincinnati Bell Inc. notifying the Security (sic) and Exchange Commission of the Companies (sic) intention to exclude this shareholder proposal from the proxy statement and form of proxy for its 2000 annual meeting, the Security (sic) and Exchange Commission requires the following revisions in order for this proposal to be submitted to the shareholders:



       This proposal is a recommendation to the Board of Directors rather than an edict.



       This proposal applies only to compensation arrangements made in the future.



       This proposal is directed at bonus and stock options granted only to executive officers."


                                       *****

BOARD OF DIRECTORS RECOMMENDATION AND STATEMENT

    YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.

    The Board believes that the Company's current executive compensation program with its three components of base salary, annual incentive compensation and long-term incentive compensation is appropriate for the Company. As described later in the Compensation Committee Report on Executive Compensation, the Company's executive compensation program is designed to more closely align the executives' interests with shareholders' interests by placing a significant portion of executive compensation at risk by tying it to the achievement of specific short-term and long-term performance objectives, principally the Company's earnings and the performance of its Common Shares, with a greater emphasis on long-term incentives. The emphasis on long-term incentives is an important component in assuring that the executive officers consider the long-term best interests of the Company in managing its business rather than managing for a "quick-hit" short-term gain.

    If the proposal were to be adopted by the shareholders and if the Company were to implement it, the long term incentive component of executive compensation would be eliminated. The Company does not believe that such elimination would be in the shareholders' best interests. Since the compensation package that could be offered to existing and potential new executives would be limited and would be considered inferior to compensation packages that other companies are offering, the Company's ability to retain existing executives and to attract top-flight executives will be severely hampered. As a result, the Company's performance might suffer because of its inability to attract the best executives available. In addition, the Company would most likely have to offer a higher level of cash compensation to replace the eliminated performance-based incentive compensation and, thus, incur higher expenses. Most importantly, with the elimination of long-term incentive compensation, executive compensation would no longer be linked to returns realized by shareholders.


    In addition, linking executive incentive compensation totally to the Company's stock price is not an accurate method of measuring the Company's or the executive's performance. The trading price of the Common Shares can be subject to wide fluctuations in response to quarterly variations in operating results, announcements of technological innovations or new products, applications or product enhancements by the Company or its competitors, changes in financial estimates by securities analysts, the performance of or announcements by the Company's competitors, general market conditions and other events or factors. In addition, the capital markets have experienced substantial volatility that is not necessarily related to the performance of all of the affected companies. These broad market fluctuations could have a material adverse effect on the value of the Common Shares. In effect, factors beyond the control of any of the executives of the Company and, despite a sterling performance by such executives, could cause the value of the Common Shares to decrease on an annual basis and thereby deprive an executive of any incentive compensation.


    Accordingly, the Board agrees that the compensation of the Company's executives should be correlated with the performance of the Company. The Board believes that the compensation practices established by the Compensation Committee properly align the interests of the Company's executives with those of its shareholders by directly tying many components of an executive's compensation to Company performance. Consequently, the Board does not believe that any substantial benefit will result from an affirmative vote on this proposal. For these reasons, the Board recommends that you vote AGAINST the proposal.

EFFECT OF ADOPTION


    Adoption of this proposal would not, in any event, change the compensation practices regarding the Company's executives. It would merely constitute a recommendation that the Board take the necessary steps to change the compensation practices for the Company's executives. If this proposal is adopted, and if the Board subsequently agrees with the recommendation, implementation of the proposal could not take effect until current employment contracts with Company executive officers have ended. Further, implementation of the proposal would be modified or delayed because of the terms and conditions of the Long Term Incentive Plan. A vote in favor of this proposal, therefore, constitutes an advisory recommendation to the Board.


RECOMMENDATION


    APPROVAL OF THE PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMMON SHARES AND PREFERRED SHARES, VOTING AS ONE CLASS, PRESENT OR REPRESENTED AND ENTITLED TO VOTE. ABSTENTIONS WILL HAVE THE SAME EFFECT AS VOTES AGAINST THE PROPOSAL. BROKER NON-VOTES WILL HAVE NO EFFECT ON THE OUTCOME OF THE VOTE. THE BOARD RECOMMENDS A VOTE AGAINST THE PROPOSAL.


EFFECT OF MANAGEMENT VOTE ON PROPOSAL


    Because the directors and officers of the Company own beneficially 9,436,001 voting shares, or 4.6% of the outstanding voting shares, their votes are not likely to have a material impact on whether this proposal is adopted.


    THE FOLLOWING COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION AND RELATED DISCLOSURE, INCLUDING THE PERFORMANCE GRAPH, SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

    The principles of the executive compensation program established by the Compensation Committee are that:

    - Compensation must be competitive with other companies to attract and retain high-quality executives;

    - A significant portion of executive compensation should be "at risk" and tied to the achievement of specific short and long term performance objectives, principally the Company's earnings and the performance of the Common Shares, thereby linking executive compensation with the returns realized by shareholders; and

    - Emphasis should be given to the long term incentive component of each executive's compensation package, rather than to base salary or annual incentives.


    The Compensation Committee has the responsibility to administer executive compensation programs and policies and recommends to the Board of Directors compensation for the Company's Chief Executive Officer ("CEO") and other executive officers of the Company as well as the compensation for the Presidents of the Company's principal operating divisions, Cincinnati Bell Telephone Company ("CBT"), Cincinnati Bell Enterprises ("CBE") and Broadwing Communications Inc. ("BRWC") (formerly, IXC Communications, Inc.).


    The Company's executive compensation program consists of three elements: base salary, annual incentive compensation and long term incentive compensation.

    The Compensation Committee targets each executive's total direct compensation (base salary, annual incentive compensation and long term incentive compensation) to be competitive with the revenue adjusted median of the marketplace, using information from general industry and telecommunication surveys conducted by outside consultants.


    BASE SALARY. Based on its review of the market data, the Compensation Committee recommended base salary increases for the named executive officers, excluding the Chief Executive Officer, Mr. Ellenberger, to ensure equity with the market, reflect the assumption of increased responsibilities and, where appropriate, reflect an analysis of each officer's individual performance. The salaries of Messrs. Ellenberger, Mooney, Cassidy, Pontin and Taylor appear in the "Summary Compensation Table" on page 26.


    ANNUAL INCENTIVE. The Company's Short Term Incentive Plan, in which all of the above-named executives participated, was one of the means by which the Compensation Committee encouraged the Company's management to enhance shareholder value. As in the case of base salary, short term award targets under this plan for 1999 were benchmarked against market data. For
Messrs. Ellenberger, Mooney, Pontin and Taylor to receive a short term award, the Company must have achieved certain levels of "earnings per share" ("EPS"). For 1999, 110% of the Company's EPS was achieved. The short term award for Mr. Cassidy was based on various objectives set throughout the year as his positions and responsibilities changed, which objectives were achieved at levels of between 80% and greater than 100%. In addition, a portion of each executive's short term award was based on individual performance.

    LONG TERM INCENTIVES. The Company's executive compensation program currently includes two long term elements that are used on a systematic basis, stock options and performance unit awards, both of which are described below and are intended to more closely align the interests of the Company's executives with those of the Company's shareholders.

    In the discretion of the Compensation Committee, stock options for the purchase of Common Shares are awarded by the Company under the Company's Long Term Incentive Plan.


    The present value of the stock options awarded to certain executives has generally been targeted by the Compensation Committee to represent approximately two-thirds of the present value of the executive's total long term incentives (with the present value of performance unit award targets constituting the remaining one-third). The options granted during 1999 to the named executive officers are shown in the "Grants of Stock Options" table on page 28.


    In addition, consistent with a new program under which almost all employees of the Company and its subsidiaries will be granted a stock option for the purchase of Common Shares, each person who is an executive (or other salaried or hourly employee) on the first day of any calendar month falling in the period that begins with January of 1999 and ends with January of 2001 receives a special stock option to purchase from 500 to 300 Common Shares (the specific number of shares being dependent on when the executive first is an employee of the Company).

    The Compensation Committee has also granted stock options in cases of certain special events. In particular, it granted stock options to certain executives in January 1999 in order to provide extra incentive to such executives to manage the Company after the Company's 1998 spin-off of Convergys Corporation and in September 1999 to provide additional incentive for such executives to manage the acquisition of IXC Communications successfully.

    In the discretion of the Compensation Committee, executives also have the opportunity to receive performance unit awards under the LTIP. Under the current policies of the Compensation Committee, each such award generally is, if and when paid, made in a cash payment that is equal to the value (determined at the time the award is paid) of a certain number of Common Shares, with such number of Common Shares generally being based on the number of Common Shares to which such award is targeted at the time the award is made and on the extent to which the Company's total shareholder return ("TSR"), which includes dividends and share price appreciation, for a performance period of three years compares with a comparison group mean TSR for the same period.

    Specifically, under the Compensation Committee's current policies, a performance unit award that is granted with respect to a performance period does not to any extent become payable if the Company's TSR is negative for such period or is less than 80% of the comparison group mean TSR for such performance period but becomes payable based on from 50% to 200% of its targeted number of Common Shares if the Company's TSR for such period is at least 80% of the comparison group mean TSR for such period (with, for example, 100% applying if the Company's TSR is 100% of the comparison group mean TSR and 200% applying if the Company's TSR is 140% of the comparison group mean TSR).

    In 1999, certain executives were awarded performance units in accordance with the current policies of the Compensation Committee that are described above, with the performance period applicable to each such award being the three-year period that ends on December 31, 2001. The awards are shown in the "Performance Unit Awards Under the Long Term Incentive Plan--Last Fiscal Year" table on page 30.


    RESTRICTED STOCK. The Compensation Committee has, in addition to the stock options and performance unit awards, also granted under the Long Term Incentive Plan restricted stock to executives in cases of certain special events. In particular, it granted restricted stock to certain executives in early 1999 in order to provide extra incentives to such executives to manage the Company after the Company's 1998 spin-off of Convergys Corporation. The grant of restricted stock has not been used on a systematic basis under the Company's executive compensation program, however.

    Each grant of restricted stock generally provides an executive with a certain number of Common Shares that are subject to forfeiture if the executive fails to continue to be employed by the Company or its subsidiaries for a certain number of years (unless such termination is by reason of the executive's death or disability or after a change in control of the Company has occurred). The restrictions on any restricted stock awarded can be waived by the Compensation Committee.


    The restricted stock grants for 1999 are shown in the "Summary Compensation Table" on page 26.


    STOCK OWNERSHIP GUIDELINES. To further align the interests of the executives and the Company's shareholders, the Compensation Committee has established Common Share ownership guidelines for its executive officers. The Chief Executive Officer is expected to have Common Shares having a present value of approximately three times his or her base salary and other officers are expected to have Common Shares having a present value of approximately one and one-half times their base salary. Executives are given a reasonable amount of time to satisfy these guidelines.


    COMPENSATION OF CHIEF EXECUTIVE OFFICER. Mr. Ellenberger served in the capacity of President and Chief Executive Officer since February 28, 1999. Prior to that date, he was President and CEO Elect. As President and Chief Executive Officer, in accordance with the policies discussed, his base salary increased from $365,000 to $550,000 in 1999, and he received a short term award of $576,000, stock option grants totaling 2,028,000 Common Shares, a performance unit award target of 17,350 Common Shares for a three-year performance period that is scheduled to end December 31, 2001 and a grant of 300,000 restricted shares. These actions were primarily related to the assumption of the CEO responsibilities early in 1999, additional responsibilities assumed with the acquisition of Broadwing Communications, Inc. (formerly IXC
Communications, Inc.) and Mr. Ellenberger's individual performance throughout the year.


    COMPENSATION LIMITATION. Section 162(m) of the Internal Revenue Code (the "Code") generally limits the available deduction to the Company for compensation paid to any of the Company's named executives to $1,000,000, except for performance-based compensation that meets certain technical requirements. The Compensation Committee desires to maximize the amount of compensation expense that is deductible by the Company when it is appropriate and in the best interests of the Company and its shareholders. To this objective, the Company is making proposals to the shareholders at the 2000 Annual Meeting regarding amendments to the Company's Short Term Incentive Plan and the Long Term Incentive Plan in order to provide that certain portions of future awards made under such plans can avoid the deduction limits of Section 162(m) of the Code. However, compensation decisions will continue to be based primarily on the extent to which performance goals have been achieved and on whether awards under such plans provide proper incentives to the Company's executives to further the goals of the Company, and awards that are made under such plans may not in every case meet all of the applicable conditions necessary to be exempt from the limits of Section 162(m) of the Code.

Compensation Committee:

David B. Sharrock, Chairman
J. Taylor Crandall
Phillip R. Cox
Daniel J. Meyer

                             EXECUTIVE COMPENSATION

I. SUMMARY COMPENSATION TABLE

    The following table shows the compensation of the Chief Executive Officer and the other four most highly compensated executive officers of the Company or any of its subsidiaries for services to the Company and its subsidiaries in all capacities. Mr. Ellenberger served as a director of the Company but received no separate compensation in that capacity.

                                                                                            LONG-TERM COMPENSATION
                                                                                   -----------------------------------------
                                                                                              AWARDS               PAYOUTS
                                                     ANNUAL COMPENSATION           ----------------------------   ----------
                                             -----------------------------------    RESTRICTED      SECURITIES    LONG-TERM
                                                                   OTHER ANNUAL        STOCK        UNDERLYING    INCENTIVE
                                              SALARY     BONUS     COMPENSATION       AWARDS         OPTIONS       PAYOUTS
  NAME AND PRINCIPAL POSITION       YEAR       ($)        ($)           ($)             ($)            (#)           ($)
--------------------------------  --------   --------   --------   -------------   -------------   ------------   ----------
Richard G. Ellenberger              1999     $550,000   $576,000           (b)     $5,025,000(c)   2,028,000       $      0
President and Chief Executive       1998     $345,000   $293,490           (b)     $  436,407(d)      54,400(e)    $167,567
  Officer                           1997     $180,603   $135,452    $95,574(f)     $  329,219(g)      54,000(h)    $      0
Kevin W. Mooney                     1999     $266,640   $240,000           (b)     $  837,500(i)     815,700       $      0
Executive Vice President and        1998     $201,530   $139,146           (b)     $  197,325(j)      20,000(e)    $      0
  Chief
  Financial Officer                 1997     $138,852   $ 70,000           (b)     $        0         20,000(h)    $      0
John F. Cassidy                     1999     $205,570   $297,550           (b)     $  670,000(i)     277,300       $      0
President--Cincinnati Bell          1998     $169,396   $282,700           (b)     $        0         12,000(e)    $      0
  Enterprises Subsidiaries          1997     $142,590   $ 66,624           (b)     $        0         12,000(h)    $      0
Richard S. Pontin                   1999     $190,320   $208,000           (b)     $1,190,375(k)     699,900       $      0
President and Chief Operating       1998           --         --         --                --             --             --
  Officer--Broadwing                1997           --         --         --                --             --             --
  Communications Services Inc.
Thomas E. Taylor                    1999     $205,000   $119,000           (b)     $  837,500(i)     118,750       $      0
Secretary and General Counsel       1998     $197,144   $131,048           (b)     $        0         20,000(e)    $      0
                                    1997     $185,000   $ 83,280           (b)     $        0         20,000(h)    $      0


                                    ALL OTHER
                                  COMPENSATION
  NAME AND PRINCIPAL POSITION        ($) (A)
--------------------------------  -------------
Richard G. Ellenberger               $    0
President and Chief Executive        $    0
  Officer                            $    0
Kevin W. Mooney                      $6,400
Executive Vice President and         $6,400
  Chief
  Financial Officer                  $6,400
John F. Cassidy                      $4,000
President--Cincinnati Bell           $6,400
  Enterprises Subsidiaries           $4,106
Richard S. Pontin                    $1,820
President and Chief Operating            --
  Officer--Broadwing                     --
  Communications Services Inc.
Thomas E. Taylor                     $8,174
Secretary and General Counsel        $6,400
                                     $3,364



(a) Represents Company contributions to defined contribution savings plans and to the Executive Deferred Compensation Plan described on page 37.



(b) Does not include the value of perquisites and other personal benefits because the total amount of such compensation, if any, does not exceed the lesser of $50,000 or 10% of the total amount of the annual salary and bonus for the individual for the year.



(c) The Company awarded Mr. Ellenberger 300,000 Common Shares, 25% vesting on December 31, 1999 and December 31 of each year thereafter. The value of these shares as of December 31, 1999 was $11,118,750. Dividends were paid on all restricted shares through August 1999 when the Company ceased paying dividends.



(d) Value of restricted stock holdings as of December 31, 1999 was $772,675 with respect to 25,000 restricted Convergys common shares granted in connection with the Convergys Spin-Off to all holders of Company restricted share awards (the "Spin-Off Restricted Shares").



(e) Includes: for Mr. Ellenberger, options to purchase 27,200 Common Shares and options to purchase 27,200 Convergys common shares granted in connection with the Convergys Spin-Off to all holders of Company options (the "Spin-Off Options"); for Mr. Mooney, options to purchase 10,000 Common Shares and 10,000 Spin-Off Options; for Mr. Cassidy, options to purchase 6,000 Common Shares and 6,000 Spin-Off Options; and for Mr. Taylor, options to purchase 10,000 Common Shares and 10,000 Spin-Off Options.



(f) Includes $74,677 of relocation expenses. Other amounts were less than 25% of the total perquisites and other personal benefits reported for Mr. Ellenberger.



(g) The Company awarded Mr. Ellenberger 25,000 Common Shares, vesting 25% a year from the date of grant. Dividends were paid on all restricted shares through August 1999 when the Company ceased paying dividends. The value of these shares as of December 31, 1999 was $926,563.

(h) Includes: for Mr. Ellenberger, options to purchase 27,000 Common Shares and 27,000 Spin-Off Options; for Mr. Mooney, options to purchase 10,000 Common Shares and 10,000 Spin-Off Options; for Mr. Cassidy, 6,000 options to purchase Common Shares and 6,000 Spin-Off Options; and for Mr. Taylor, 10,000 options to purchase Common Shares and 10,000 Spin-Off Options.



(i) The Company awarded a restricted stock grant to Messrs. Mooney and Taylor for 50,000 Common Shares each and to Mr. Cassidy for 40,000 Common Shares, 100% vesting on December 31, 2002. The value as of December 31, 1999 of the 50,000 share grant was $1,853,125 and the 40,000 share grant was $1,482,500.
    Dividends were paid on all restricted shares through August 1999 when the Company ceased paying dividends.



(j) Includes for Mr. Mooney 15,000 Common Shares and 15,000 Spin-Off Restricted Shares. The value of these shares as of December 31, 1999 was $555,938 and $463,605, respectively. Dividends were paid on all restricted shares through August 1999 when the Company ceased paying dividends.



(k) The Company awarded Mr. Pontin 53,000 Common Shares, 25% vesting on the first anniversary of the grant and each anniversary thereafter. The value of these shares as of December 31, 1999 was $1,982,844. Dividends were paid on all restricted shares through August 1999 when the Company ceased paying dividends.

II. GRANTS OF STOCK OPTIONS

    The following table shows all individual grants by the Company of stock options to purchase Common Shares granted to the named executive officers of the Company during the fiscal year ended December 31, 1999.


                         NUMBER OF       % OF TOTAL                               POTENTIAL REALIZABLE VALUE AT
                         SECURITIES        OPTIONS                                ASSUMED ANNUAL RATES OF STOCK
                         UNDERLYING      GRANTED TO    EXERCISE                       PRICE APPRECIATION FOR
                          OPTIONS         EMPLOYEES    OR BASE                            OPTION TERM(B)
                          GRANTED            IN         PRICE        EXPIRATION   ------------------------------
NAME                       (#)(A)        FISCAL YEAR    ($/SH)          DATE         5%($)             10%($)
----                     ----------      -----------   --------      ----------   ------------      ------------
Richard G. Ellenberger     127,500(c)       1.146%     $ 16.750         1/4/09    $ 1,341,173       $ 3,402,051
                           300,000(d)       2.696%     $ 16.750         1/4/09    $ 3,155,700       $ 8,004,825
                               500(e)       0.004%     $ 16.750         1/4/09    $     5,260       $    13,341
                         1,600,000(f)      14.380%     $ 16.781        9/17/09    $16,861,850       $42,772,177

Kevin W. Mooney             35,200(c)       0.316%     $ 16.750         1/4/09    $   370,269       $   939,233
                            30,000(d)       0.270%     $ 16.750         1/4/09    $   315,570       $   800,483
                               500(e)       0.004%     $ 16.750         1/4/09    $     5,260       $    13,341
                           750,000(f)       6.740%     $ 16.781        9/17/09    $ 7,903,992       $20,049,458

John F. Cassidy             26,800(c)       0.241%     $ 16.750         1/4/09    $   281,909       $   715,098
                            30,000(d)       0.270%     $ 16.750         1/4/09    $   315,570       $   800,483
                               500(e)       0.004%     $ 16.750         1/4/09    $     5,260       $    13,341
                            20,000(g)       0.180%     $ 18.688        8/20/09    $   234,715       $   595,384
                           200,000(f)       1.797%     $ 16.781        9/17/09    $ 2,107,731       $ 5,346,522

Richard S. Pontin           99,500(h)       0.894%     $ 22.250         4/9/09    $ 1,390,314       $ 3,526,703
                               400(e)       0.004%     $ 22.813         1/4/09    $     5,539       $    14,053
                           600,000(f)       5.392%     $ 16.781        9/17/09    $ 6,323,194       $16,039,567

Thomas E. Taylor            38,250(c)       0.344%     $ 16.750         1/4/09    $   402,352       $ 1,020,615
                            30,000(d)       0.270%     $ 16.750         1/4/09    $   315,570       $   800,483
                               500(e)       0.004%     $ 16.750         1/4/09    $     5,260       $    13,341
                            50,000(f)       0.449%     $ 16.813        9/17/09    $   527,928       $ 1,339,155



(a) The material terms of the options granted are: grant type, non-incentive; exercise price, fair market value on grant date; generally exercisable 25% after one year, an additional 25% after the second year and the remaining 50% after the third year; term of grant, 10 years; except in case of retirement, disability, death or change in control of the Company, any unexercisable options are generally cancelled upon termination of employment.



(b) As required by rules of the Securities and Exchange Commission, potential values stated are based on the prescribed assumption that the Common Shares will appreciate in value from the date of the grant to the end of the option term (ten years from the date of the grant (except in Mr. Pontin's case, the grant for 400 shares will vest in less than ten years) at annualized rates of 5% and 10% (total appreciation of 62.8% and 159.3% except for the 400 shares for Mr. Pontin which is 60.7% and 154.0%) resulting in values of approximately $27.27 and $43.43 for all options expiring on January 4, 2009; $36.22 and $57.69 for all options expiring on April 9, 2009; $30.42 and $48.46 for all options expiring on August 20, 2009 and $27.37 and $43.60 for all options expiring on September 17, 2009. They are not intended, however, to forecast possible future appreciation, if any, in the price of Common Shares. The total of all stock options granted to employees, including executive officers, during fiscal 1999 was approximately 5.3% of the total Common Shares outstanding as of December 31, 1999. As an alternative to the assumed potential realizable values stated in the above table, the Securities and Exchange Commission rules would permit stating the present value of such options at date of grant. Methods of computing present values suggested by different authorities can produce significantly different results. Moreover, since stock options granted by the Company are not transferable to persons other than family members, there are no objective criteria by which any computation of present value can be verified. Consequently, the Company's management does not believe there is a reliable method of computing the present value of such stock options for proxy disclosure purposes.



(c) Options to purchase Common Shares granted in January 1999 as the annual grant.



(d) Options to purchase Common Shares granted in January 1999 to provide additional incentive to manage the Company after the Convergys Spin-Off.



(e) Options to purchase Common Shares granted in January 1999 under a new program whereby almost all employees of the Company and its subsidiaries were granted options for the purchase of Common Shares. Options to purchase 500 common shares were granted to eligible employees who were employed on the first business day in January 1999 and options to purchase 400 common shares were granted to employees hired in 1999. In the case of Mr. Pontin, the grant was made in May 1999. 100% of the options granted become exercisable on January 4, 2002 and have an expiration date of January 4, 2009.



(f) Options to purchase Common Shares granted in September 1999 to provide additional incentive to make the acquisition of IXC Communications Inc. a success, 25% of the options become exercisable after three years, an additional 25% after the fourth year and the remaining 50% after the fifth year. Exercisability may be accelerated if specific earnings before interest, taxes, depreciation and amortization results are achieved.



(g) Options to purchase Common Shares granted in August 1999 in recognition of Mr. Cassidy's promotion to President of Cincinnati Bell Enterprises.



(h) Options to purchase Common Shares granted in April 1999 in conjunction with Mr. Pontin being hired by the Company.

III. AGGREGATE OPTION EXERCISES

    The following table shows aggregate option exercises for Common Shares in the last fiscal year and fiscal year-end values:



                                                               NUMBER OF SECURITIES     VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED   IN-THE-MONEY OPTIONS AT
                                                              OPTIONS AT FY-END (#)        FY-END ($) (A)
                             SHARES ACQUIRED      VALUE          EXERCISABLE (E)/         EXERCISABLE (E)/
           NAME              ON EXERCISE (#)   REALIZED ($)     UNEXERCISABLE (U)         UNEXERCISABLE (U)
--------------------------   ---------------   ------------   ----------------------   -----------------------
Richard G. Ellenberger              0               $0          (E)         95,300         (E)$ 2,008,571
                                                                (U)      1,986,900         (U)$40,430,508

Kevin W. Mooney                     0               $0          (E)         16,500         (E) $  448,309
                                                                (U)        828,200         (U)$16,845,183

John F. Cassidy                     0               $0          (E)         12,500         (E) $  314,086
                                                                (U)        284,800         (U)$ 4,767,475

Richard S. Pontin                   0               $0          (E)              0         (E) $        0
                                                                (U)        699,900         (U)$ 1,479,544

Thomas E. Taylor                    0               $0          (E)         27,500         (E) $  709,646
                                                                (U)        131,250         (U) $2,710,258


(a) On December 31, 1999, the value of a Common Share on the New York Stock Exchange (based on the average of the high and low) was $37.06 per share.


IV. PERFORMANCE UNIT AWARDS UNDER THE LONG TERM INCENTIVE PLAN --LAST FISCAL
  YEAR



    The following table provides information concerning performance unit awards granted to the named executive officers during 1999 under the Long Term Incentive Plan. Only Messrs. Ellenberger and Mooney received such awards. Each performance unit is equivalent to a percent, not more than 200%, of the value of a Common Share, based upon the extent to which the Company's total shareholder return ("TSR"), which includes dividends and share price appreciation, for a three-year performance period, compares with a comparison group mean total shareholder return for the same period. No performance unit awards will be awarded at the end of the performance period if the Company's TSR is negative. If the Company's TSR is 80% of the comparison group mean TSR, 50% of the value of the targeted number of performance units will be awarded. If the Company's TSR is greater than 80% of the comparison group mean TSR, up to 200% of the targeted number of performance units will be awarded, with, for example, 100% being awarded if the Company's TSR is 100% of the comparison group mean TSR and 200% being awarded if the Company's TSR is 140% of the comparison group mean TSR.

                                                                          ESTIMATED FUTURE PAYOUTS UNDER NON-
                              NUMBER OF        PERFORMANCE OR OTHER             STOCK PRICE-BASED PLANS
                           SHARES, UNITS OR   PERIOD UNTIL MATURATION           -----------------------
          NAME             OTHER RIGHTS (#)          OR PAYOUT          THRESHOLD (#)   TARGET (#)   MAXIMUM (#)
          ----             ----------------   -----------------------   -------------   ----------   -----------
Richard G. Ellenberger          17,350              1999-2001               8,875         17,350       34,700

Kevin W. Mooney                  4,800              1999-2001               2,400          4,800        9,600


V. DEFINED BENEFIT OR ACTUARIAL PLAN DISCLOSURE

    All of the named executive officers of the Company participated during 1999 in both the Cincinnati Bell Management Pension Plan (the "Management Pension Plan"), which is a tax-qualified defined benefit pension plan, and a non-tax-qualified pension plan known as the Cincinnati Bell Inc. Pension Program (the "Pension Program"); except that Messrs. Cassidy and Pontin did not participate during 1999 in the Pension Program.

    Under the Pension Program, each current active participant's pension at retirement, if paid in the form of a single life annuity, generally will be an amount equal to the difference between 50% of the participant's average monthly compensation (for the 36-month period that occurs during the 60-month period preceding retirement that produces the highest compensation amount) and the sum of the participant's benefits payable under the Management Pension Plan (including for this purpose amounts which are intended to supplement or be in lieu of benefits under the Management Pension Plan) and Social Security benefits. Also, there is a reduction in such pension amount of 2.5% for each year by which the sum of the participant's years of age and years of service at retirement total less than 75, and no benefits are payable if the participant terminates employment (other than by reason of his or her death) prior to attaining age 55 and completing at least 10 years of service credited for the purposes of the plan.

    The basic benefit formula under the Management Pension Plan is a cash balance formula. Under this formula, each participant has an account to which pension credits are allocated at the end of each year based upon the participant's attained age and plan compensation for the year (with such plan compensation being subject to a maximum legal annual compensation limit, which limit is $160,000 for 1999 and $170,000 for 2000). To the extent that a participant's plan compensation exceeds the Social Security old age retirement taxable wage base, additional pension credits are given for such excess compensation. The following chart shows the annual pension credits which are given at the ages indicated:

      ATTAINED AGE                           PENSION CREDITS
-------------------------  ---------------------------------------------------
Less than 30 years         2.50% of total plan compensation plus 2.50% of
                            excess compensation
30 but less than 35 years  2.75% of total plan compensation plus 2.75% of excess compensation
35 but less than 40 years  3.25% of total plan compensation plus 3.25% of excess compensation
40 but less than 45 years  4.00% of total plan compensation plus 4.00% of excess compensation
45 but less than 50 years  5.25% of total plan compensation plus 5.25% of excess compensation
50 but less than 55 years  6.50% of total plan compensation plus 6.50% of excess compensation
55 or more years           8.00% of total plan compensation plus 8.00% of
                            excess compensation

    A participant's account under the Management Pension Plan is also generally credited with assumed interest for each calendar year at a certain interest rate. Such interest rate is 7.75% per annum for 1999 and 2000 with respect to a participant while he or she is still employed by the Company or a subsidiary of it and 3 1/2% (or 4% if a participant elects out of a preretirement death benefit) for a participant while he or she is not so employed. (In the case of a participant who was a participant in the Management Pension Plan on December 31, 1993 or who has benefits transferred from other plans to the Management Pension Plan, the participant's account also was credited with pension credits equivalent to the participant's accrued benefit on that date or when such benefits are transferred, as the case may be.)

    After retirement or other termination of employment, a participant under the Management Pension Plan is entitled to elect to receive a benefit under the plan in the form of a lump sum payment or as an annuity, generally based on the balance credited to the participant's cash balance account under the plan when the benefit begins to be paid (but also subject to certain transition or special benefit formula rules in certain situations).

    As participants under the Pension Program, if Messrs. Ellenberger, Mooney and Taylor continue in employment and retire at age 65, their estimated single life annuity annual pension amounts under both the Management Pension Plan and the Pension Program combined, prior to deduction for Social Security benefits, would be: $563,000 for Mr. Ellenberger, $253,000 for Mr. Mooney and $162,000 for Mr. Taylor.

These annual pension amounts would be reduced: in the case of Mr. Ellenberger (age 47 and two years of service) if he retires prior to age 60; in the case of Mr. Mooney (age 41 and 9 years of service) if he retires prior to age 55; and in the case of Mr. Taylor (age 53 and three years of service) if he retires prior to age 63.

VI. EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

    Effective January 1, 1999, the Company entered into an Employment Agreement with Mr. Ellenberger which provides for the employment and retention of Mr. Ellenberger for a four-year term commencing on January 1, 1999, subject to automatic one year extensions unless terminated prior to the beginning of the final year. The Employment Agreement provides for a minimum base salary of $550,000 per year; a minimum bonus target of $360,000 per year; a grant of options to purchase 300,000 Common Shares, which options will become exercisable as to 75,000 Common Shares on January 1 of each year commencing January 1, 2000 (this grant was amended to provide that it became exercisable as to the first 75,000 Common Shares on December 31, 1999 rather than January 1, 2000); a restricted stock award of 300,000 Common Shares which will vest on December 31, 2002 (this grant was amended to provide that one-fourth of its shares vest on December 31 of each of 1999, 2000, 2001 and 2002); and annual grants of long term incentives with a present value of not less than $750,000. The Employment Agreement provides that, if Mr. Ellenberger's employment terminates within two years following a change in control of the Company, Mr. Ellenberger will receive a lump sum payment equal to three times his annual base salary and bonus target on the date of termination, plus certain continued medical, dental, vision and life insurance coverages as well as retiree medical benefits. In the event that the Company terminates Mr. Ellenberger's employment (other than for cause or disability or within two years of a change in control of the Company), Mr. Ellenberger will receive a lump sum payment equal to the greater of (a) two times his base salary rate and bonus target or (b) the base salary rate and bonus target for the remainder of the term of the Employment Agreement, plus the medical benefits and retiree medical benefits described above. In addition, to the extent that Mr. Ellenberger is deemed to have received an excess parachute payment by reason of a change in control, the Company shall pay Mr. Ellenberger an additional sum sufficient to pay (i) any taxes imposed under Section 4999 of the Code plus (ii) any federal, state and local taxes applicable to any taxes imposed under Section 4999 of the Code.

    Effective January 1, 1999 the Company entered into an Employment Agreement with Mr. Mooney containing substantially similar terms to those contained in Mr. Ellenberger's Employment Agreement, except that it provides for: a minimum base salary of $230,000 per year; a minimum bonus target of $105,000 per year; a grant of options to purchase 30,000 Common Shares for 1999 and an amount to be determined each year for subsequent years; a restricted stock award of 50,000 Common Shares which will vest on December 31, 2002; and annual grants of long term incentives with a present value of not less than $130,000.

    Effective January 1, 1999, the Company entered into an Employment Agreement with Mr. Cassidy containing substantially similar terms to those contained in Mr. Ellenberger's Employment Agreement, except that it provides for: a minimum base salary of $190,000; a minimum bonus target of $70,000; a grant of options to purchase 30,000 Common Shares for 1999 and an amount to be determined each year for subsequent years; a restricted stock award of 40,000 Common Shares which will vest on December 31, 2002; and a supplemental non-qualified pension in accordance with the following. If Mr. Cassidy's employment terminates after April 8, 2001 and prior to April 7, 2006, his non-qualified pension will be equal to that portion of his accrued pension under the Cincinnati Bell Management Pension Plan which is attributable to his first five years of service. If his employment terminates on or after April 8, 2006, his non-qualified pension shall equal that portion of his accrued pension under the Cincinnati Bell Management Pension Plan which is attributable to his first ten years of service. Mr. Cassidy's pension shall be paid to him (or his estate if his employment terminates by reason of death) within ninety days after the termination of his employment. In addition, if Mr. Cassidy's employment terminates within two years after a change of control of the Company, his lump sum payment will be equal to two times his annual base salary and bonus target on the date of termination plus certain continued medical, dental, vision and life insurance coverages as well as retiree medical benefits.

    Effective April 9, 1999, the Company entered into an Employment Agreement with Mr. Pontin which provides for the employment and retention of Mr. Pontin for a two year term commencing April 9, 1999, subject to automatic one year extensions unless terminated prior to the beginning of each subsequent anniversary of April 9. The other terms and provisions of the Employment Agreement are substantially similar to those contained in Mr. Ellenberger's Employment Agreement, except that Mr. Pontin's Employment Agreement provides for: a minimum base salary of $260,000 per year; a minimum bonus target of $130,000 per year; a grant of options to purchase 99,500 Common Shares, which options become exercisable as to 24,875 shares on each of April 9, 2000 and April 9, 2001 and 49,750 shares on April 9, 2002; a restricted stock award of 53,500 shares which vest as to one-fourth of those shares on April 9 of each of 2000, 2001, 2002 and 2003; and if Mr. Pontin's employment terminates within two years after a change in control, his lump sum payment will be equal to two times his annual base salary and bonus target plus continued medical, dental, vision and life insurance coverages as well as retiree medical benefits.

    Effective January 1, 1999 the Company entered into an Employment Agreement with Mr. Taylor containing substantially similar terms to those contained in Mr. Ellenberger's Employment Agreement, except that it provides for: a minimum base salary of $205,000 per year; a minimum bonus target of $85,000 per year; a grant of options to purchase 30,000 Common Shares for 1999 and an amount to be determined each year for subsequent years; a restricted stock award of 50,000 Common Shares which will vest on December 31, 2002; and annual grants of long term incentives with a present value of not less than $105,000.

VII. EXECUTIVE DEFERRED COMPENSATION PLAN

    The Executive Deferred Compensation Plan permits, for any calendar year, each employee whose base pay and targeted bonus for the immediately preceding calendar year was at least $150,000 (a "key employee") to defer receipt of up to 75% of his or her base salary, up to 100% of his or her cash bonuses (including annual incentive awards and cash awards under the Long Term Incentive Plan) and up to 100% of any Common Share awards (not including awards of stock options or restricted stock) provided him or her under the Long Term Incentive Plan. In addition, any key employee who has received a restricted stock award under the Long Term Incentive Plan may generally elect to surrender any of the restricted shares of such award as long as such surrender is at least six months prior to the date on which the restrictions applicable to such shares would otherwise have lapsed.

    For all key employees who participate in the Executive Deferred Compensation Plan, there is also a Company "match" on the amount of base salary and cash bonuses deferred under the plan for any calendar year. In general, to the extent a participating key employee's base salary and cash bonuses for the applicable year do not exceed a certain annual compensation limit prescribed by the Code for tax-qualified plans (which limit is $160,000 for 1999 and $170,000 for 2000), the match is 4% of the base salary and cash bonuses deferred by the employee under the plan. To the extent a participating key employee's base salary and cash bonuses for the applicable year exceed the appropriate annual compensation limit, the match is generally equal to the lesser of 66 2/3% of the base salary and cash bonuses deferred by the key employee under the plan or 4% of the key employee's base salary and cash bonuses for the applicable year that are in excess of such annual compensation limit.

    Amounts deferred or surrendered by any participating key employee under the Executive Deferred Compensation Plan and any related Company "match" are credited to the account of the participant under the plan and are assumed to be invested in various mutual funds or other investments (including Common Shares) as designated by the participant; except that any restricted stock that is surrendered under the plan is generally assumed to be invested in Common Shares until at least six months after the date on which the restrictions applicable to such shares would otherwise have lapsed and that any Common Share awards that are deferred under the plan are assumed to be invested in Common Shares.

    The accounts under the Executive Deferred Compensation Plan are not funded, and benefits are paid from the general assets of the Company and its subsidiaries.

    Upon the termination of employment of any participant under the Executive Deferred Compensation Plan, the amounts then credited to the participant's account are generally distributed in two to ten annual installments (in cash and/or Common Shares); except that any amounts credited to his or her account under the plan that are attributable to his or her surrender of restricted stock (not including amounts that were credited to such account as assumed cash dividends on such stock) are forfeited if the restricted stock would have been forfeited at the time of the participant's termination of employment had such stock not been surrendered under the plan. In addition, as a special rule, in the event of a change in control of the Company, all of the amounts then credited under the plan to a participant's account under the plan are generally paid in a lump sum on the day after the change in control.

    The 1999 "match" for Messrs. Pontin and Taylor under the Executive Deferred Compensation Plan is reflected in the Summary Compensation Table under the "All Other Compensation" column. Messrs. Ellenberger, Mooney and Cassidy did not participate in the Executive Deferred Compensation Plan during 1999.

VIII. EFFECT OF CHANGE IN CONTROL ON CERTAIN EXECUTIVE COMPENSATION PLANS

    Under the Long Term Incentive Plan, in the event of a change in control, all outstanding stock options will become immediately exercisable, all restrictions applicable to restricted stock awards will lapse and a pro rata portion of all accrued incentive awards will be paid in cash. Under the Executive Deferred Compensation Plan, the present value of all deferred amounts will be paid in cash in the event of a change in control. The present values of all accrued unfunded benefits under the Management Pension Plan and the Pension Program will be funded within five days after a change in control.

                               PERFORMANCE GRAPH


    The following Performance Graph compares the yearly percentage change of the cumulative total shareholder return on the Company's Common Shares with the cumulative total return, assuming reinvestment of dividends, of (i) the S&P 500-Registered Trademark- Stock Index, (ii) the Telephone Peer Group (the "Old Peer Group") and (iii) the Network/Telephone Peer Group (the "New Peer Group").


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

CUMULATIVE TOTAL RETURN
Based upon an initial investment of $100 on
December 31, 1994
with dividends reinvested
                                                   Broadwing Inc.  S&P 500-Registered Trademark-  Network/Telephone Peer Group
Dec-94                                                       $100                           $100                          $100
Dec-95                                                       $211                           $138                          $151
Dec-96                                                       $378                           $169                          $154
Dec-97                                                       $386                           $226                          $216
Dec-98                                                       $477                           $290                          $328
Dec-99                                                      $1076                           $351                          $390
SOURCE: GEORGESON SHAREHOLDER COMMUNICATIONS INC.

CUMULATIVE TOTAL RETURN
Based upon an initial investment of $100 on
December 31, 1994
with dividends reinvested
                                                   Telephone Peer Group
Dec-94                                                             $100
Dec-95                                                             $151
Dec-96                                                             $154
Dec-97                                                             $214
Dec-98                                                             $319
Dec-99                                                             $353
SOURCE: GEORGESON SHAREHOLDER COMMUNICATIONS INC.


    The Old Peer Group consists of ALLTEL Corp., Ameritech Corp. (through 3Q99), Bell Atlantic Corp., BellSouth Corp., Frontier Corp., GTE Corp., NYNEX Corp. (through 2Q97), Pacific Telesys Group (through 1Q97), SBC Communications Inc., Southern New England Telecommunications Corp. (through 3Q98), Sprint Corp. and U S West Inc.--Communications.



    The New Peer Group consists of the Old Peer Group with the addition of Global Crossing Ltd. (since 4Q98), Level 3 Communications, Inc., Qwest Communications (since 3Q97) and Williams Communications Group. The additional companies are all constructing and operating material fiber networks designed for data and Internet traffic. With the Company's transformation from a local exchange company into a national carrier of data and Internet traffic, the New Peer Group should provide a more meaningful comparison between the Company's performance and that of its peers.


                                 OTHER MATTERS

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York and Cincinnati Stock Exchanges. Officers, directors and greater than 10% shareholders are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, the Company believes that, during the period commencing January 1, 1999 and ending December 31, 1999, all such persons complied on a timely basis with the filing requirements of Section 16(a), with the exception of Mr. Pontin, who reported one transaction on his Form 5 for fiscal 1999 which should have been reported earlier on a Form 4, and Messrs. Kiggen and Cox, who reported one transaction each on their Form 4 filed in March 2000 which should have been reported earlier on their Form 5 for fiscal 1999.


SHAREHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

    Shareholder proposals intended for inclusion in next year's Proxy Statement should be sent to Thomas E. Taylor, Secretary, Broadwing Inc., 201 East Fourth Street, P.O. Box 2301, Cincinnati, Ohio 45201, and must be received by
November 24, 2000. Any such proposal must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. Any shareholder who intends to propose any other matter to be acted upon at the 2001 Annual Meeting of Shareholders must inform the Company no later than February 7, 2001. If notice is not provided by that date, the persons named in the Company's proxy for the 2001 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2001 Annual Meeting.

OTHER MATTERS TO COME BEFORE THE MEETING


    At the time this Proxy Statement was released for printing on March 9, 2000, the Company knew of no other matters which might be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the Common Shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons voting them.


    The Company will pay the costs of soliciting proxies. We expect to solicit proxies mainly by mail. Some directors, officers and regular employees of the Company may also solicit proxies in person or by telephone, make additional requests for the return of proxies and may receive proxies on behalf of the Company. We will reimburse brokers, nominees, fiduciaries and other custodians for their reasonable expenses incurred to forward soliciting material to the beneficial owners of Common Shares. The Company also has hired Georgeson Shareholders Communications to help it solicit proxies. The Company will pay Georgeson Shareholders Communications an estimated fee of $10,000 plus reimbursement of out-of-pocket expenses for its services.

FINANCIAL STATEMENTS AVAILABLE


    The 1999 Joint Annual Report to shareholders and Form 10-K of the Company includes the financial statements for the Company and its subsidiaries. If you would like a copy of the Company's 1999 Annual Report on Form 10-K as filed with the Securities and Exchange Commission, please write to Thomas E. Taylor, Secretary, Broadwing Inc., 201 East Fourth Street, P.O. Box 2301, Cincinnati, Ohio 45201, and the Company will send you one free of charge.


                                           By Order of the Board of Directors

                                           Thomas E. Taylor
                                           Secretary


March 17, 2000

                                   APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
               OF THE BOARD OF DIRECTORS OF CINCINNATI BELL INC.
                                    MISSION

    The Audit Committee shall act on behalf of the Board of Directors to oversee the Company's financial reporting process; to evaluate the adequacy of the Company's internal controls; to review the Company's compliance with federal, state and local laws and regulations; and to monitor the legal and ethical conduct of Company management and employees.

    The Committee shall provide an avenue for the flow of information between management, the internal and external auditors, and the Board of Directors. In fulfilling its responsibilities, the Committee shall protect the quality of the Company's financial reporting and the interests of the shareholders.

                                  COMPOSITION

    The Audit Committee shall consist of three or more independent members of the Board of Directors who are appointed by the Board and serve at the pleasure of the Board. The Chairman of the Board of Directors shall name one of those members to serve as Chairman of the Committee. Each member should be free of any relationship with the Company that could interfere with the exercise of his or her independence from management and the corporation. No officer or employee of the Company (or of any subsidiary or related company) shall be a member of the Committee. Each member should possess integrity, an understanding of the Company's business and services, the ability to ask probing questions and to evaluate answers, the ability to read and understand fundamental financial statements, and the dedication to commit the time and energy necessary to prepare for and attend Committee meetings. At least one member should have accounting or related financial management expertise.

                                    MEETINGS

    The Committee shall meet at least four times a year, and may meet more frequently as circumstances require. In advance of each meeting, a detailed written agenda shall be prepared and distributed to Committee members, along with any other relevant information. In addition to the Committee members, participants at the meeting shall usually include the director of internal audit, the external auditor, the Chief Financial Officer of the Company, and such other management representatives as are familiar with or responsible for the topics on the agenda.

    To promote the free flow of information, the Committee also shall meet at least four times per year with the director of internal audit and with the external auditor in separate executive sessions. All groups (including management, internal and external auditors, and employees) shall have direct access to the Committee.

                                RESPONSIBILITIES

    In addition to other obligations that may be placed upon it by law, the Company's charter or bylaws, or the Board of Directors, the responsibilities of the Audit Committee shall include:

    - REVIEW OF THE ADEQUACY OF THE COMPANY'S INTERNAL CONTROLS

     The Committee has oversight responsibility for the Company's internal controls, which are designed to promote efficiency in operations, reliability in financial reporting, and compliance with laws and regulations. Through reports from and discussions with management and with the external and internal auditors, the Committee shall gain an understanding of the effectiveness of internal controls, the extent to which controls are reviewed by the auditors, and the degree to which internal control recommendations are implemented by management. The review shall include the monitoring of computer systems security and contingency plans. It shall also include an examination of policies and procedures (and the extent to which they are observed) regarding officers' expense accounts, perquisites, and use of corporate assets.

    - REVIEW OF FINANCIAL STATEMENTS AND AUDIT RESULTS

     The Committee is responsible for reviewing the Company's annual financial statements and for assessing their completeness, reliability, and consistency with appropriate accounting principles. Timely reviews of interim financial information and ongoing communication with external auditors and the Chief Financial Officer provide a foundation for the understanding that is necessary in fulfilling this responsibility. Particular attention shall be given to unusual transactions and to areas involving judgment where different assumptions or philosophies could significantly affect financial statements. The Committee should require management to advise it of any instance in which it has sought a second opinion from an accounting firm other than its external auditor. Prior to the filing of the Form 10-Q (and before public announcement of financial results), the external auditor should discuss with the Committee and a representative of financial management significant adjustments, management judgments and accounting estimates, significant new accounting policies, and any disagreements with management. The discussion should include issues such as the clarity of the financial disclosures and the degree of aggressiveness or conservatism in the accounting principles and estimates employed by the Company.

    - REVIEW OF THE PROCESS FOR MONITORING COMPLIANCE WITH LAWS AND REGULATIONS

     The Committee is responsible for overseeing the Company's process for monitoring compliance with federal, state, and local laws and regulations. To satisfy its responsibility in this area, the Committee must maintain effective ongoing communication with the management personnel responsible for compliance, the general counsel, and the external and internal auditors. It must be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements and that appropriate and effective measures have been taken to protect against any fraudulent and/or illegal acts.

    - REVIEW OF COMPLIANCE WITH THE CORPORATE CODE OF CONDUCT

     The Committee shall ensure that a Code of Conduct is formalized in writing and distributed to all employees in a manner that clearly signals the importance that management and the Board place upon ethical standards and appropriate business conduct. The Committee shall review the Code periodically and shall update it as often as seems appropriate. Through reports from management, the general counsel, auditors, and/or others, the Committee shall monitor compliance.

    - REPORTS TO THE SHAREHOLDERS


     A report of the Committee, appearing over the printed names of each member of the Committee, shall be included in the Proxy Statement of the Company. The report shall state whether the Committee has: (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent auditors the matters required to be disclosed by Statement on Auditing Standards No. 61, as may be modified or supplemented; and (iii) received from the auditors disclosures regarding the auditors' independence as required by Independent Standards Board Standard No. 1, as may be modified or supplemented, and discussed with the auditors the auditors' independence. In the report, the Committee must also state whether, based on the review and discussions referred to in the immediately preceding sentence, it has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year for filing with the Commission.


    - REPORTS AND RECOMMENDATIONS TO THE BOARD OF DIRECTORS

     The Committee shall report Committee activities, actions, and deliberations to the Board of Directors on an ongoing basis, and shall make such recommendations to the Board as it deems appropriate.

    The Committee shall review the recommendation of management as to the appointment of the external auditor and shall make a recommendation to the Board as to the firm that is to be proposed in the proxy statement for shareholder approval. The external auditor is ultimately accountable to the Board of Directors and the Audit Committee as representatives of the shareholders. The Audit Committee is responsible for ensuring that it receives from the external auditor a formal written statement describing all relationships between the auditor and the Company, for actively engaging in a dialogue with the auditor regarding any disclosed relationships or services that may have an impact on the objectivity or independence of the auditor, and for taking (or recommending that the Board take) appropriate action to ensure the independence of the external auditor. The audit and non-audit fees of the external auditor shall be subject to review by the Committee and to approval by the Board.

    The Committee annually shall review its charter, make such changes as it deems appropriate, and submit it for ratification by the full Board of Directors.

                                   RESOURCES


    The Committee shall have administrative support from the Company and shall have access to such additional resources as may be required by specific circumstances. It may conduct or commission investigations into any matters within its scope of authority, and may retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

                                   APPENDIX B


                                 BROADWING INC.
                         1997 LONG TERM INCENTIVE PLAN
           (As amended and restated effective as of January 1, 2000)

1.  PURPOSE.

    1.1 The purpose of this plan, which shall be named the Broadwing Inc. 1997 Long Term Incentive Plan (the "Plan") and the sponsor of which is the Company (as defined in subsection 1.3 below), is to further the long term growth of the Company by offering competitive incentive compensation related to long term performance goals to those salaried employees of the Company and its Subsidiaries (as defined in subsection 1.3 below) who will be largely responsible for planning and directing such growth.

    1.2 The Plan is also intended as a means of reinforcing a commonality of interest between the Company's shareholders and the employees who are participating in the Plan and as an aid to the Company and its Subsidiaries in attracting and retaining employees of outstanding abilities and specialized skills.

    1.3 For purposes of the Plan, "Company" refers to Cincinnati Bell Inc. (doing business as Broadwing Inc.) or, if applicable, any corporate successor to Cincinnati Bell Inc. that results from a merger or similar transaction. Also, for purposes of the Plan, a "Subsidiary" refers to any corporation which is part of an unbroken chain of corporations that begins with the Company and in which each corporation in such chain, other than the Company, has at least 80% of the total combined voting power of all classes of its stock owned by the Company or one of the other corporations in such chain. In addition, for purposes of the Plan, the Company's "Subsidiaries" refers to each and every Subsidiary in the aggregate.

    1.4 This document amends and restates the plan that was named the Cincinnati Bell Inc. 1997 Long Term Incentive Plan (the "Prior Plan") effective as of January 1, 2000 (the "Effective Amendment Date") and does not affect any awards granted under the Prior Plan prior to such date. For all purposes hereof, however, where the context permits, any reference to the Plan contained herein refers to the Plan both as amended and restated by this document and to the Prior Plan as it was in effect prior to the Effective Amendment Date.

    1.5 Further, this document makes certain technical, administrative, and clarifying changes to the terms of the Plan document that both was signed prior to the date this document is signed and indicated by its terms that it amended and restated the Prior Plan as of January 1, 2000 (the "Initial January 1, 2000 Amended Plan"), and hence this document constitutes an amendment and restatement of the Initial January 1, 2000 Amended Plan and shall for all purposes be deemed to be substituted for (and as if it had always been) the Initial January 1, 2000 Amended Plan.

    1.6 Notwithstanding any other provision of the Plan to the contrary, no amount may be paid by reason of any award granted under the Plan on or after the Effective Amendment Date unless and until the Plan, as amended and restated effective as of January 1, 2000, has been approved by the favorable vote of a majority of the outstanding stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the state in which the Company is incorporated (including abstentions to the extent abstentions are counted as voting under the applicable state law).

2.  ADMINISTRATION.

    2.1 The Plan shall be administered by the Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board"). The Committee shall consist of at least three members of the Board (a) who are neither officers nor employees of the Company, (b) who are "Non-Employee Directors" within the meaning of Rule 16b-3 (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) as issued pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), and (c) who are "outside directors" within the meaning of Section 162(m)(4)(C) (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) of the Internal Revenue Code of 1986, as amended (the "Code").

    2.2 Subject to the limitations and other provisions of the Plan, the Committee shall have the sole and complete authority (a) to select, from the employees of the Company and its Subsidiaries who are part of the class of employees eligible for awards under the Plan, those employees who shall participate in the Plan (the "Participants"), (b) to make awards to each and any Participant in such forms and amounts as it shall determine and to cancel, suspend, or amend any such awards (except that it may not amend any award that without such amendment would not be subject to the deduction limits of
Section 162(m)(1) (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) of the Code if such amendment would cause such award to be subject to such deduction limits), (c) to impose such limitations, restrictions, and conditions upon awards as it shall deem appropriate, (d) to interpret the Plan and to adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan,
(e) to appoint certain employees of the Company and its Subsidiaries to act on its behalf as its representatives (including for purposes of signing agreements which reflect awards granted under the Plan), and (f) to make all other determinations and to take all other actions necessary or advisable for the proper administration of the Plan. The Committee's determinations on any matter within its authority shall be conclusive and binding on the Company, its Subsidiaries, all Participants, and all other parties.

    2.3 Notwithstanding any other provision of the Plan which may be read to the contrary, the Committee may set different terms and conditions applicable to each and any award granted under the Plan, even when such awards are of the same type and even when issued to the same Participant. In addition, and also notwithstanding any other provision of the Plan which may be read to the contrary, the Committee may grant to any Participant for any period any specific type of award available under the Plan without being required to grant to the Participant for such period any other type of award that may be available under the Plan.

    2.4 The Committee may delegate to one or more Senior Managers of the Company and its Subsidiaries or to one or more committees of Senior Managers of the Company and its Subsidiaries its right to make awards to employees who are part of the class of employees eligible for awards under the Plan but who are not officers or directors of the Company, are not otherwise considered by the Company to be "officers" of the Company within the meaning of Section 16 (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) of the 1934 Act (or other persons who are subject to the requirements of such Section 16 of the 1934 Act), and are not "covered employees" within the meaning of Section 162(m)(3) (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) of the Code. To the extent the Committee's right to make awards to such employees is so delegated, then any reference to the Committee in the other provisions of the Plan that concern the making of awards to such employees, the terms of such awards, and the verification that all conditions applicable to the payment under or the exercise of such awards have been met shall be read to refer to the Senior Managers or committees of Senior Managers to whom the authority to make such awards is delegated as if they were the Committee.

3.  CLASS OF EMPLOYEES ELIGIBLE FOR PLAN.

    Awards may be granted under the Plan to, and only to, salaried employees. For purposes of the Plan, a "salaried employee" refers to any person who is employed and classified as an employee by the Company or a Subsidiary of the Company, whose pay is based on a monthly or annual rate, and whose position is not subject to automatic wage progression. As is indicated in Section 2 above, the specific salaried employees to whom awards will be granted under the Plan, and who thereby will be considered Participants under the Plan, shall be chosen by the Committee in its sole discretion (or, with respect to salaried employees who are not officers or directors of the Company and as to whom the right to grant awards to under the Plan may be delegated to any Senior Managers or committees of Senior Managers under the provisions of subsection 2.4 above, by any Senior Managers or committees of Senior Managers who are delegated by the Committee the right to select such persons for Plan awards).

4.  TYPES OF AWARDS.

    4.1 Awards under the Plan may be granted in any one or more of the following forms, all of which shall be based on common shares of the Company, $0.01 par value ("Common Shares"): (a) stock options, including incentive stock options within the meaning of Section 422 (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) of the Code ("ISOs"), (b) stock appreciation rights ("SARs"),
(c) restricted stock, and (d) performance shares and/or performance units. The subsequent provisions of the Plan provide certain rules and conditions that apply to each of such award forms.

    4.2 For purposes hereof, an award granted under the Plan shall be deemed to be based on Common Shares if, and only if, the award provides for a payment (upon, if applicable, its exercise or the meeting of certain performance goals or other criteria or conditions) of a certain number of Common Shares or of an amount determined with reference to the fair market value (or the change in fair market value over a period of time) of Common Shares.

    4.3 Further, in the discretion of the Committee, payments may also be made in connection with any award granted under the Plan of dividends payable with respect to the Common Shares on which the award is based, of an amount equivalent to such dividends, or of an amount determined by applying an interest rate or rates to the principal amount of the award.

    4.4 No awards shall be granted under the Plan after April 27, 2007 (the "Plan's Grant Termination Date"), which is the last day of the ten year period that began on the date that the Plan was originally approved by the shareholders of the Company.

5.  SHARES SUBJECT TO PLAN AWARDS.

    5.1  Subject to the provisions of subsections 5.2 through 5.5 below and
Section 14 below, the following limits shall apply to the grant of awards under the Plan:

        (a) The maximum number of Common Shares on which awards granted under the Plan to all Participants during the period (the "Remaining Period of the Plan") which begins on the Effective Amendment Date and ends on the Plan's Grant Termination Date may be based shall be equal to 50,000,000 Common Shares (which number of shares is substantially equal to the limit on the maximum number of Common Shares that would apply during the Remaining Period of the Plan if both the terms of the Plan as originally adopted and the number of the Common Shares outstanding as of the Effective Amendment Date never changed);

        (b) The maximum number of Common Shares on which awards granted under the Plan to all Participants during each calendar year that begins in the Remaining Period of the Plan may be based shall be equal to the sum of:
    (1) 4,200,000 (which number is approximately equal to 2% of the number of Common Shares which are outstanding as of the Effective Amendment Date); and
    (2) the difference between the maximum number of Common Shares on which awards could have been granted in the immediately preceding calendar year under the terms of the Plan then in effect and the number of Common Shares on which awards are actually granted in such immediately preceding calendar year under the Plan;

        (c) The maximum number of Common Shares on which awards under the Plan to any Participant during each and any calendar year that begins in the Remaining Period of the Plan may be based shall be 1,000,000 Common Shares; and

        (d) The maximum number of Common Shares on which ISOs granted under the Plan to all Participants during the Remaining Period of the Plan may be based shall be equal to 12,500,000 Common Shares (which number is equal to 25% of the maximum number of Common Shares on which awards granted under the Plan to all Participants during the Remaining Period of the Plan may be based).

    5.2 Any limit on the maximum number of Common Shares on which awards granted under the Plan may be based that is set forth in subsection 5.1 above or elsewhere in the Plan, regardless of whether it is a limit applicable to all Participants or a limit as to any Participant and regardless of whether it is a limit applicable to the Remaining Period of the Plan or a limit as to a more limited period, shall apply both (a) to each specific form of award available under the Plan and (b) also in the aggregate to all possible forms of awards that can be granted under the Plan, except to the extent the provision of the Plan that sets forth such limit expressly indicates that it applies to a specific form of award. (For example, the limit set forth in subsection 5.1(c) above as to the maximum number of Common Shares on the basis of which awards may be granted under the Plan to any Participant during any calendar year that begins in the Remaining Period of the Plan shall be a limit that applies to any specific form of award that may be granted under the Plan to a Participant as well as an aggregate limit on all forms of awards that may be granted to the Participant under the Plan.)

    5.3 Any Common Shares that are deliverable under any award granted under the Plan may consist, in whole or in part, of Common Shares that are authorized but unissued or Common Shares that are treasury shares.

    5.4 If any award or portion of an award granted under the Plan on or after the Effective Amendment Date is forfeited, expires, or in any other manner terminates without the payment of Common Shares or any other amount or consideration, the Common Shares on which such award or portion of an award was based shall again be available to be the basis on which other awards may be granted under the Plan but shall be counted only once in determining whether any of the limits set forth in subsection 5.1 above (except for the limit set forth in paragraph (c) of subsection 5.1 above) is met. However, if any award or portion of an award granted under the Plan prior to the Effective Amendment Date is forfeited, expires, or otherwise terminates on or after the Effective Amendment Date without the payment of Common Shares or any other amount or consideration, the Common Shares on which such award or portion of an award was based shall not again be available to be the basis on which other awards may be granted under the Plan.

    5.5 If, after the Effective Amendment Date, any corporation is acquired by the Company and the Company assumes certain stock-based awards previously granted by such acquired corporation or issues new awards in substitution for such previously-granted awards of the acquired corporation, then, except to the extent expressly provided by action of the Board, the awards so assumed or issued by the Company shall not be deemed to be granted under the Plan and any Common Shares that are the basis of such assumed or substituted awards shall not affect the number of Common Shares on which awards granted under the Plan can be based.

6.  STOCK OPTION AWARDS.

    Any awards granted under the Plan in the form of stock options shall be subject to the following terms and conditions:

    6.1 The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Participant options to purchase Common Shares, which options may be ISOs, options that are not ISOs, or both ISOs and options that are not ISOs.

    6.2 Subject to the other provisions of this Section 6, the terms and conditions of any stock option granted under the Plan shall be determined by the Committee. The grant of an option shall be evidenced by a written agreement signed by the Committee or a representative thereof, which agreement shall contain the terms and conditions of the option (as set by the Committee).

    6.3 The purchase price per Common Share under any stock option granted under the Plan shall be determined by the Committee but shall not be less than 100% of the fair market value of a Common Share on the date the option is granted.

    6.4 Unless otherwise prescribed by the Committee, any stock option granted under the Plan shall expire and no longer be exercisable ten years after the date on which it is granted and shall be exercisable in whole or in part after but not before the expiration of one year after the date on which it is granted.

    6.5 Subject to the other provisions of the Plan, the Committee shall establish procedures governing the exercise of stock options granted under the Plan (and shall require under such procedures, with respect to each exercise of a stock option, that written notice of the exercise be given and that the purchase price for the Common Shares being purchased upon the exercise and any taxes required to be withheld upon the exercise be paid in full at the time of the exercise). As soon as administratively practical after the receipt of the written notice and full payment applicable to the exercise of any stock option granted under the Plan, the Company shall deliver to the applicable Participant (or such other person who is exercising the stock option) a certificate or certificates representing the acquired Common Shares.

    6.6 To the extent that the aggregate fair market value of Common Shares with respect to which stock options intended to be ISOs are exercisable for the first time by any Participant during any calendar year (under the Plan and all other plans of the Company and its Subsidiaries) exceeds $100,000 (or, if such limit amount is amended under Section 422 of the Code, such amended limit amount), such stock options shall be treated as if they were not ISOs. The rule set forth in the immediately preceding sentence shall be applied by taking options into account in the order in which they were granted. Also, for purposes of the rules of this subsection 6.6, the fair market value of any Common Shares which are subject to a stock option shall be determined as of the date the option is granted.

    6.7 Notwithstanding any other provision of the Plan to the contrary, no person shall be eligible for or granted an ISO under the Plan if, at the time the applicable ISO is otherwise to be granted, the person owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries. For purposes hereof, a person shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers or sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants, and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries.

7.  STOCK APPRECIATION RIGHT AWARDS.

    Any awards granted under the Plan in the form of SARs shall be subject to the following terms and conditions:

    7.1 A SAR may be granted free-standing, in relation to a new stock option being granted at the same time as the SAR is granted, or in relation to a stock option both which is not an ISO and which has been granted prior to the grant of the SAR. The SAR shall represent the right to receive payment of a sum not to exceed the amount, if any, by which the fair market value (determined as of the date on which the SAR is exercised) of the Common Shares with respect to which the SAR is based exceeds the grant price of the SAR (as is determined under the provisions of subsection 7.2 below).

    7.2 The grant price of a SAR shall not be less than the fair market value (determined as of the date on which the SAR is granted) of the Common Shares with respect to which the SAR is based. Subject to the immediately preceding sentence, the grant price, and the other terms and conditions of a SAR, shall be determined by the Committee.

    7.3 A SAR granted under the Plan shall be evidenced by a written agreement signed by the Committee or a representative thereof, which agreement shall contain the terms and conditions of the SAR (as set by the Committee).

    7.4 Subject to the other provisions of the Plan, the Committee shall establish procedures governing the exercise of SARs granted under the Plan (and shall require under such procedures, with respect to each exercise of a SAR, that written notice of the exercise be given and that any taxes required to be withheld upon the exercise be paid in full at the time of the exercise). Payment of the amount to which a Participant is entitled upon the exercise of a SAR shall be made in cash, Common Shares or other property, or a combination thereof, as the Committee shall determine and permit in its issuance of the award. To the extent that payment is made in Common Shares or other property, the Common Shares or other property shall be valued at its fair market value on the date of exercise of the SAR.

    7.5 Unless otherwise determined by the Committee, any stock option as to which a SAR is related shall no longer be exercisable to the extent the SAR has been exercised and the exercise of a stock option shall cancel any related SAR to the extent of such exercise.

8.  RESTRICTED STOCK AWARDS.

    Any awards granted under the Plan in the form of restricted stock shall be subject to the following terms and conditions:

    8.1 Restricted stock shall constitute Common Shares that may not be disposed of by the Participant to whom the restricted stock is granted until certain restrictions and conditions established by the Committee lapse. Such restrictions, and any other conditions of the restricted stock, shall be set forth in a written agreement signed by the Committee or a representative thereof, which agreement shall be referenced on the certificates representing the Common Shares that constitute such restricted stock.

    8.2 It is anticipated that the only restrictions to be set by the Committee as to the ability of a Participant to dispose of any restricted stock granted to him or her under the Plan (and/or as to any dividends or other rights issued with respect to such stock) shall require the Participant to be an employee of the Company and/or a Subsidiary of the Company for a specified continuous period of time or to terminate employment with the Company and its Subsidiaries in special circumstances (such as, as may be set by e Committee, the Participant's retirement, disability, or death). However, the Committee may, in its sole discretion, apply other types of restrictions as to the ability of the Participant to dispose of any restricted stock granted to him or her under the Plan (and/or as to any dividends or other rights issued with respect to such stock), including but not limited to the meeting of certain performance goals.

    8.3 Subject to the other provisions of the Plan, the Committee shall establish procedures that require any taxes required to be withheld upon the lapse of any restrictions applicable to any restricted stock granted under the Plan (and, if applicable, any minimum purchase price for the restricted stock that may be required by applicable law) to be paid in full.

    8.4 Any Participant who has been granted restricted stock under the Plan shall have, during the period in which restrictions on his or her ability to dispose of such stock apply, all of the rights of a shareholder of the Company with respect to the Common Shares awarded as restricted stock (other than the right to dispose of such shares), including the right to vote the shares and the right to receive any cash or stock dividends, unless the Committee shall otherwise determine in the grant of the restricted stock and except as may otherwise be provided in subsection 8.5 below.

    8.5 Any Common Shares issued with respect to restricted stock as a result of a stock split, stock dividend, or similar transaction shall be restricted to the same extent as the applicable restricted stock, unless otherwise determined by the Committee.

    8.6 If a Participant to whom restricted stock has been granted under the Plan terminates his or her employment with the Company and its Subsidiaries during the period in which restrictions on his or her ability to dispose of such stock apply (and prior to the satisfaction of the requirements applicable to such restrictions), such restricted stock shall be forfeited (subject to such exceptions, if any, as are authorized by the Committee as to a termination of employment that reflects a retirement, disability, death, or other special circumstances).

9.  PERFORMANCE SHARE AND UNIT AWARDS.

    Any awards granted under the Plan in the form of performance shares and/or performance units (collectively, "Performance Awards") shall be subject to the following terms and conditions:

    9.1 Any award to a Participant of a performance share shall provide that he or she will receive one Common Share if certain performance goals that are set by the Committee (and any other conditions, which may include a requirement that the Participant be an employee of the Company and/or a Subsidiary of the Company for a specified continuous period of time, that are set by the Committee) are met.

    9.2 Any award to a Participant of a performance unit shall provide that he or she will receive an amount that is equal to a percent, not more than 200%, of the fair market value of one Common Share on the date such amount becomes payable under the terms of the unit (or is equal to a percent, not more than 200%, of the increase in the fair market value of one Common Share from the date of the grant of the unit to the date such amount becomes payable under the terms of the unit) if certain performance goals that are set by the Committee (and any other conditions, which may include a requirement that the Participant be an employee of the Company and/or a Subsidiary of the Company for a specified continuous period of time, that are set by the Committee) are met.

    9.3 The Committee may, in its discretion and on such conditions as the Committee may determine, grant more than one performance share and/or performance unit to any Participant under the same award and provide that the satisfaction of certain but not all (or a certain level but not the highest level) of the performance goals (and/or other conditions) set by the Committee with respect to such award will permit the Participant to receive a portion, but not the maximum amount, of the Common Shares or the amounts that would be payable under such award if all (or the highest level) of the performance goals (and/or the other conditions) applicable to such award had been met.

    9.4 The Committee may also, in its discretion and on such conditions as the Committee may determine, provide that any Performance Award may contain the right to receive dividends payable with respect to the Common Shares on which the award is based, an amount equivalent to such dividends, or an amount determined by applying an interest rate or rates to the principal amount of the award (and/or with respect to previously credited dividends, dividend equivalent amounts, or interest amounts).

    9.5 Each Performance Award granted under the Plan shall be evidenced by a written agreement signed by the Committee or a representative thereof, which agreement shall contain the terms and conditions of such award (as set by the Committee).

    9.6 Subject to the other provisions of the Plan, the Committee shall establish procedures governing the payment of Performance Awards granted under the Plan (and shall require under such procedures that any taxes required to be withheld upon such payment be paid in full). Payment of any amount to which a Participant is entitled under any Performance Award granted under the Plan may be made in a lump sum or in installments, and, to the extent a performance unit is involved, in cash, Common Shares or other property, or a combination thereof, as the Committee shall determine in its issuance of the award. Payment of any amount to which a Participant is entitled under any performance share shall be made in Common Shares. To the extent that payment is made in Common Shares or other property, the Common Shares or other property shall be valued at its fair market value on the date as of which the payment is determined.

10. FAIR MARKET VALUE OF COMMON SHARES AND PERFORMANCE GOALS.

    10.1 For purposes of the Plan, the fair market value of a Common Share on any date (for purposes only of this subsection 10.1, the "subject date") shall be deemed to be the average of the high and low per share sale prices of the Common Shares on the New York Stock Exchange on the subject date (or, if the Common Shares were not traded on such exchange on the subject date, the average of the high and low per share sale prices of the Common Shares on the New York Stock Exchange on the latest preceding date on which the Common Shares were traded); except that, if the Common Shares are not listed on the New York Stock Exchange on the subject date (or, if the subject date is not a business day of such exchange, on the next preceding business day of such exchange), then the fair market value of a Common Share on the subject date shall be determined by the Committee in good faith pursuant to methods and procedures established by the Committee.

    10.2 To the extent the meeting of performance goals set by the Committee may be a condition to the exercise of or payment under any award granted under the Plan, the Committee may base such performance goals on, and only on, one or more of the following criteria applicable to the Company and its Subsidiaries: earnings before interest, taxes, depreciation, and amortization; earnings per share; operating income; total shareholder returns; cash generation targets; profit targets; revenue targets; profitability targets as measured by return ratios; net income; return on sales; return on assets; return on equity; and corporate performance indicators (indices based on the level of certain services provided to customers). Any such performance criteria shall be measured or determined on the basis of a period of such duration (a "Performance Period"), which period may be of any length, as is set by the Committee either prior to the start of such period or within its first 90 days (provided that the performance criteria is not in any event set after 25% or more of the applicable Performance Period has elapsed) and shall be criteria that will be able to be objectively determined by the Committee. In addition, any such performance criteria (a) may be measured or determined for the Company, for any Subsidiary of the Company, for the Company and all of the Company's Subsidiaries in the aggregate, or for any group of corporations that are included in the entire group of the Company and its Subsidiaries and (b) may be measured and determined in an absolute sense and/or in comparison to the analogous performance criteria of other publicly-traded companies (that are selected for such comparison purposes by the Committee).

    10.3 Further, to the extent any payment under, or any exercise of, an award granted under the Plan requires the meeting of any performance goals and/or any other conditions that have been set by the Committee, the Committee shall verify that such performance goals and/or such other conditions have been met before such payment or exercise is permitted.

11. NONASSIGNABILITY OF AWARDS.

    Except as may be required by applicable law, no award granted under the Plan may be assigned, transferred, pledged, or otherwise encumbered by a Participant otherwise than by will, by designation of a beneficiary to take effect after the Participant's death, or by the laws of descent and distribution. Each award shall be exercisable during the Participant's lifetime only by the Participant (or, if permissible under applicable law, by the Participant's guardian or legal representative).

12. DEFERRALS OF AWARD PAYMENTS.

    The Committee may, in its discretion, permit Participants to elect to defer the payment otherwise required under all or part of any award granted under the Plan in accordance with such terms and conditions as the Committee shall establish.

13. PROVISIONS UPON CHANGE IN CONTROL.

    In the event of a Change in Control (as defined in subsection 13.4 below) occurring on or after the Effective Amendment Date, the provisions of this
Section 13 shall supersede any conflicting provisions of the Plan.

    13.1 In the event of a Change in Control, all outstanding stock options and SARs granted under the Plan shall become exercisable in full and the restrictions still then in force and applicable to any Common Shares awarded as restricted stock under the Plan shall lapse.

    13.2 Further, unless the Committee shall revoke such an entitlement prior to the occurrence of a Change in Control, a Participant who has been awarded a stock option under the Plan and who is deemed by the Committee to be an officer or other person subject to Section 16 (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) of the 1934 Act at the time of such Change in Control shall be entitled to receive, in lieu of the exercise of any stock option or portion thereof to the extent that it is then exercisable, a cash payment in an amount equal to the difference between:
(a) the aggregate fair market value, on the date immediately after the date on which the Change in Control occurs, of the Common Shares that are subject to such option or portion thereof (or, in the event the Change in Control is effected by a tender offer or similar event, the final offer price per share paid for Common Shares under the tender offer or similar event times the number of Common Shares covered by such option or portion thereof); and (b) the aggregate purchase price of the Common Shares that are subject to such option or portion thereof. In the event the applicable Change in Control is effected by a tender offer in which fewer than all of the Common Shares which are validly tendered in compliance with such offer are purchased or exchanged, then only that portion of the Common Shares covered by a stock option granted under the Plan as results from multiplying such Common Shares by a fraction, the numerator of which is the number of Common Shares acquired pursuant to the offer and the denominator of which is the number of Common Shares tendered in compliance with such offer, shall be used to determine the payment thereupon. To the extent that all or any portion of a stock option granted under the Plan shall be affected by this provision, all or such portion of the stock option shall be terminated.

    13.3 In the event of a Change in Control, a pro rata portion of all still then outstanding Performance Awards granted under the Plan shall be paid to each Participant within five business days after the date of such Change in Control. The pro rata portion of any such award to be paid shall equal the full present value of such award (determined as of the first day of the month in which such Change in Control occurs under such interest rate and other actuarial assumptions as are reasonably adopted by the Committee) multiplied by a ratio, the numerator of which shall equal the number of full and partial months (including the month in which the Change in Control occurs) since the date of the award and the denominator of which shall equal the number of months in the longest Performance Period applicable to any performance goal on which such award is conditioned.

    13.4 For the purpose of this Section 13, a "Change in Control" of the Company means and shall be deemed to have occurred if, on or after the Effective Amendment Date:

        (a) A tender offer shall be made and consummated for the ownership of 30% or more of the outstanding voting securities of the Company;

        (b) The Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the 1934 Act) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation;

        (c) The Company shall sell substantially all of its assets to another corporation which is not a Subsidiary whose stock is wholly owned by the Company;

        (d) A person within the meaning of Section 3(a)(9) or of
    Section 13(d)(3) (as in effect on the Effective Amendment Date) of the 1934 Act shall acquire 20% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially, or of record), or a person within the meaning of Section 3(a)(9) or Section 13(d)(3) (as in effect on the Effective Amendment Date) of the 1934 Act controls in any manner the election of a majority of the directors of the Company; or

        (e) Within any period of two consecutive years ending on or after the Effective Amendment Date, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director on the Board who was not a director on the Board at the beginning of such period has been approved in advance by directors on the Board representing at least two-thirds of the directors on the Board then in office who were directors on the Board at the beginning of such period.

    For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the Effective Amendment Date) issued pursuant to the 1934 Act.

    13.5 The provisions of this Section 13 may not be amended with respect to any award granted to a Participant on or subsequent to the date such award is granted if such amendment would be materially adverse to the Participant without the consent of the Participant; provided, however, the Board may still then make, without the Participant's consent, minor or administrative changes to this
Section 13 or changes to this Section 13 to conform to applicable legal requirements that will apply to such award.

14. ADJUSTMENTS.

    14.1 In the event of any change affecting the Common Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares, or other corporate change, or any distributions to common shareholders other than cash dividends, the Committee shall make such substitution or adjustment in the aggregate number or class of shares which may be distributed under the Plan and in the number, class, and purchase price, grant price, or other price of shares on which the outstanding awards granted under the Plan are based as it reasonably determines to be appropriate in order to maintain the purposes of the Plan and the then outstanding awards.

    14.2 The Committee shall be authorized to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any award granted under the Plan in the manner and to the extent it shall determine is needed to reflect the intended provisions of the Plan or that award or to meet any law that is applicable to the Plan (or the provisions of any law which must be met in order for the normal tax consequences of the award to apply).

15. RIGHTS OF BOARD OF DIRECTORS.

    15.1 Notwithstanding any other provision hereof to the contrary, the Board may amend, alter, or discontinue the Plan or any portion or provision thereof at any time, provided that no such action shall materially impair the rights of a Participant with respect to a previously granted Plan award without the Participant's consent. Notwithstanding the foregoing, the Board may not in any event, without the approval of the Company's shareholders, adopt an amendment to the Plan which shall: (a) increase the total number of Common Shares reserved for issuance during the Remaining Period of the Plan; (b) increase the total number of Common Shares which may be subject to ISOs granted during the Remaining Period of the Plan; (c) change the class of persons eligible to become Participants under the Plan; (d) make any change in the Plan that is required by
Section 162(m) (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) of the Code to be approved by the Company's shareholders in order to permit the Committee the ability to have the amounts payable pursuant to any awards granted by it under the Plan not be subject to the deduction limits of Section 162(m)(1) (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) of the Code by reason of Section 162(m)(4)(C) (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) of the Code; or (e) make any other change in the Plan that is required by applicable law to be approved by the Company's shareholders in order to be effective.

    15.2 If approval of the Company's shareholders is required to a Plan amendment pursuant to the provisions of subsection 15.1 above, then such approval must be by the favorable vote of a majority of the outstanding stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the state in which the Company is incorporated (or, to the extent applicable law requires a greater degree or level of approval by the Company's shareholders in order for such amendment to become effective, such approval must comply with such required degree or level of approval).

16. PROCEDURES FOR SATISFYING PAYMENT AND WITHHOLDING REQUIREMENTS.

    16.1 Subsections 6.5, 7.4, 8.3, and 9.6 above demand that the Committee establish procedures governing the exercise of, lapse of restrictions under, and/or payment of any award granted under the Plan and to compel under such procedures that, to the extent applicable under such award, any purchase price for Common Shares being obtained under such award and/or taxes required to be withheld by the terms of such award or under applicable law (with any such purchase price and/or tax withholding requirements being referred to in this
Section 16 as the "payment/withholding requirements") be paid in full. The Committee may provide for different rules as to the satisfying of the payment/withholding requirements with respect to each type of award granted under the Plan and even among awards of the same type that are granted under the Plan. If any Participant (or other person) who is responsible for satisfying any payment/ withholding requirements that apply to an award granted under the Plan otherwise fails to satisfy such payment/withholding requirements, the Company shall have the right to retain from such award or the payment thereof (or from any other amount that is payable as compensation to the Participant or such other person), as appropriate, a sufficient number of Common Shares or cash otherwise applicable to the award (or otherwise applicable to such other compensation amount) in order to satisfy such payment/ withholding requirements.

    16.2 Without limiting the generality of the provisions of subsection 16.1 above, the following provisions may apply in connection with the Committee's establishment of procedures governing the meeting of any payment/withholding requirements that apply to an award granted under the Plan:

        (a) The Committee may, in its discretion and pursuant to such conditions as the Committee decides to impose, provide that the Participant to whom an award under the Plan is granted (or, if applicable, such other person who is exercising or receiving a payment under the award) may, in his or her sole discretion, satisfy the payment/withholding requirements that apply to such award by using any one or more of the following methods or any combination of the following methods: (1) by making a payment to the Company of an amount in cash (which, for purposes of the Plan, shall be deemed to include payment in U.S. currency or by personal check, certified check, bank draft, cashier's check, or money order) equal to the amount of such payment/withholding requirements, (2) by making a payment to the Company in Common Shares which are previously owned by the Participant (or such other person) and have a fair market value on the date of payment equal to the amount of such payment/withholding requirements, (3) by having the Company retain Common Shares which are being purchased under the award and have a fair market value on the date of payment equal to the amount of such payment/withholding requirements, (4) by having the Company retain an amount of cash that is payable under the award and equal to the amount of such payment/withholding requirements, and/or (5) by having the Company retain an amount of cash that is payable under any other compensation applicable to the Participant (or such other person) and equal to the amount of such payment/withholding requirements.

        (b) Notwithstanding the provisions of paragraph (a) immediately above, Common Shares may not be used in payment by the Participant for satisfying any payment/withholding requirements that apply to an award granted under the Plan either (1) if the Common Shares being used in payment either are being purchased upon exercise of the applicable award and the award is an ISO or (2) if the Common Shares being used in payment both were previously acquired by the Participant through the exercise of a prior ISO and have been held by the Participant for less than two years from the date of grant of the prior ISO or less than one year from the date of the prior transfer of such Common Shares to him or her.

        (c) Further, the procedures applicable to the satisfaction of any payment/withholding requirements that apply to an award granted under the Plan that are established by the Committee may, in the discretion of the Company, include commonly accepted electronic or telephonic notices given via the internet or an interactive voice response system to a third party broker which is designated by the Company to facilitate and/or administer the exercise or payment of any awards granted under the Plan.

17. MISCELLANEOUS.

    17.1 Nothing contained in the Plan or any award granted under the Plan shall confer on any Participant any right to be continued in the employment of the Company or any Subsidiary of the Company or interfere in any way with the right of the Company or any Subsidiary to terminate the Participant's employment at any time and in the same manner as though the Plan and any awards granted under the Plan were not in effect.

    17.2 All payments required to be made under awards granted under the Plan shall be made by the Company out of its general assets. In this regard, the Plan shall not be funded and the Company shall not be required to segregate any assets to reflect any awards granted under the Plan. Any liability of the Company to any person with respect to any award granted under the Plan shall be based solely upon the contractual obligations that apply to such award, and no such liability shall be deemed to be secured by any pledge of or other lien or encumbrance on any property of the Company.

    17.3 Any payments or other benefits provided to a Participant with respect to an award granted under the Plan shall not be deemed a part of the Participant's compensation for purposes of any termination or severance pay plan, or any other pension, profit sharing, or other benefit plan, of the Company or any Subsidiary of the Company unless such plan expressly or clearly indicates that the payments or other benefits provided under an award granted under the Plan shall be considered part of the Participant's compensation for purposes of such plan or unless applicable law otherwise requires.

    17.4 In no event shall the Company be obligated to issue or deliver any Common Shares if and to the extent the Committee determines that such issuance or delivery constitutes a violation of the provisions of any applicable law (or regulation issued under such law) or the rules of any securities exchange on which Common Shares are listed.

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
    17.5 Except to the extent preempted by any applicable Federal law, the Plan shall be subject to and construed in accordance with the laws of the State of Ohio.

    IN ORDER TO EFFECT THE PROVISIONS OF THIS PLAN DOCUMENT, Cincinnati Bell Inc. (doing business as Broadwing Inc.), the sponsor of the Plan, has
caused its name to be subscribed to this Plan document this   day of
            , 2000, to be effective as of January 1, 2000.

                                           CINCINNATI BELL INC.
                                           (DOING BUSINESS AS BROADWING INC.)

                                           By:
                                             -----------------------------------

                                           Title:
                                               ---------------------------------

                                   APPENDIX C


                                 BROADWING INC.
                           SHORT TERM INCENTIVE PLAN
           (As amended and restated effective as of January 1, 2000)

1.  PURPOSE.

    1.1 The purpose of this plan, which shall be named the Broadwing Inc. Short Term Incentive Plan (the "Plan") and the sponsor of which is the Company (as defined in subsection 1.2 below), is to provide key executives of the Company and its Subsidiaries (as defined in subsection 1.2 below) with incentive compensation based upon the achievement of specific short term performance goals.

    1.2 For purposes of the Plan, "Company" refers to Cincinnati Bell Inc. (doing business as Broadwing Inc.) or, if applicable, any corporate successor to Cincinnati Bell Inc. that results from a merger or similar transaction. Also, for purposes of the Plan, a "Subsidiary" refers to any corporation which is part of an unbroken chain of corporations that begins with the Company and in which each corporation in such chain, other than the Company, has at least 80% of the total combined voting power of all classes of its stock owned by the Company or one of the other corporations in such chain. In addition, for purposes of the Plan, the Company's "Subsidiaries" refers to each and every Subsidiary in the aggregate.

    1.3 This document amends and restates the plan that was named the Cincinnati Bell Inc. 1997 Short Term Incentive Plan (the "Prior Plan") effective as of January 1, 2000 (the "Effective Amendment Date") and does not affect any awards granted under the Prior Plan prior to such date. For all purposes hereof, however, where the context permits, any reference to the Plan contained herein refers to the Plan both as amended and restated by this document and to the Prior Plan as it was in effect prior to the Effective Amendment Date.

    1.4 Further, this document makes certain technical, administrative, and clarifying changes to the terms of the Plan document that both was signed prior to the date this document is signed and indicated by its terms that it amended and restated the Prior Plan as of January 1, 2000 (the "Initial January 1, 2000 Amended Plan"), and hence this document constitutes an amendment and restatement of the Initial January 1, 2000 Amended Plan and shall for all purposes be deemed to be substituted for (and as if it had always been) the Initial January 1, 2000 Amended Plan.

    1.5 Notwithstanding any other provision of the Plan to the contrary, no amount may be paid by reason of any award granted under the Plan on or after the Effective Amendment Date unless and until the Plan, as amended and restated effective as of January 1, 2000, has been approved by the favorable vote of a majority of the outstanding stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the state in which the Company is incorporated (including abstentions to the extent abstentions are counted as voting under the applicable state law).

2.  ADMINISTRATION.

    2.1 The Plan shall be administered by the Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board"). The Committee shall consist of at least three members of the Board (a) who are neither officers nor employees of the Company and (b) who are "outside directors" within the meaning of Section 162(m)(4)(C) (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) of the Internal Revenue Code of 1986, as amended (the "Code").

    2.2 Subject to the limitations and other provisions of the Plan, the Committee shall have the sole and complete authority (a) to select, from the employees of the Company and its Subsidiaries who are part of the class of employees eligible for awards under the Plan, those employees who shall participate in the Plan (the "Participants"), (b) to make awards to each and any Participant in such amounts as it shall determine and to cancel, suspend, or amend any such awards (except that it may not amend any award that without such amendment would not be subject to the deduction limits of
Section 162(m)(1) (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) of the Code if such amendment would cause such award to be subject to such deduction limits), (c) to impose such limitations, restrictions, and conditions upon awards as it shall deem appropriate, (d) to interpret the Plan and to adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan, (e) to appoint certain employees of the Company and the Subsidiaries to act on its behalf as its representatives (including for purposes of signing agreements which reflect awards granted under the Plan), and (f) to make all other determinations and to take all other actions necessary or advisable for the proper administration of the Plan. The Committee's determinations on any matter within its authority shall be conclusive and binding on the Company, its Subsidiaries, all Participants, and all other parties.

    2.3 Notwithstanding any other provision of the Plan which may be read to the contrary, the Committee may set different terms and conditions applicable to each and any award granted under the Plan, and there is no obligation that the awards made with respect to any calendar year must contain the same terms and conditions for all Participants or any group of Participants.

3.  CLASS OF EMPLOYEES ELIGIBLE FOR PLAN.

    Awards may be granted under the Plan with respect to any calendar year to, and only to, key executives. For purposes of the Plan, a "key executive" refers, with respect to any calendar year, to any person who during such year is employed and classified as an employee by the Company or a Subsidiary of the Company and whose regular and incentive compensation for such year is principally established by the Committee under the policies of the Company and its Subsidiaries. A key executive may but is not required to be a member of the Board or the board of directors of any Subsidiary of the Company. As is indicated in Section 2 above, the specific key executives to whom awards will be granted under the Plan, and who thereby will be considered Participants under the Plan, shall be chosen by the Committee in its sole discretion.

4.  AWARDS.

    4.1 Any award granted under the Plan to a Participant shall be made with respect to a specific calendar year (the award's "Award Year") and shall, if certain performance goals that are made applicable to the award by the Committee are met, provide for the payment to the Participant of a lump sum cash amount in the first quarter of the next following calendar year (the award's "Payment Year"). No more than one award may be granted to a Participant under the Plan with respect to any calendar year. Also, the grant of any award to a Participant under the Plan with respect to any calendar year shall not entitle the Participant to an award for any subsequent calendar year.

    4.2 Subject to the other provisions of this Section 4, any award granted under the Plan to a Participant shall specify a standard payment amount (the award's "Standard Award Level") if certain but not all (or a certain level but not the highest level) of the performance goals applicable to the award are met and will also specify payment amounts more or less than the Standard Award Level if additional or fewer (or if a higher or lower level) of the performance goals applicable to the award are met. In no event may the amount of the award exceed 200% of the award's Standard Award Level (or, if less, $3,000,000).

    4.3 The performance goals to be set by the Committee with respect to any award granted under the Plan to a Participant may be based on, and only on, one or more of the following criteria applicable to the Company and its
Subsidiaries: earnings before interest, taxes, depreciation, and amortization; earnings per share; operating income; total shareholder returns; cash generation targets; profit targets; revenue targets; profitability targets as measured by return ratios; net income; return on sales; return on assets; return on equity; and corporate performance indicators (indices based on the level of certain services provided to customers). The performance criteria that shall apply to any award granted under the Plan to a Participant shall be criteria that will be able to be objectively determined by the Committee, shall be measured or determined on the basis of the award's Award Year, and shall be set by the Committee either prior to the start of the award's Award Year or within the first 90 days of the award's Award Year. In addition, any such performance criteria (a) may be measured or determined for the Company, for any Subsidiary of the Company, for the Company and all of the Company's Subsidiaries in the aggregate, or for any group of corporations that are included in the entire group of the Company and its Subsidiaries and (b) may be measured and determined in an absolute sense and/or in comparison to the analogous performance criteria of other publicly-traded companies (that are selected for such comparison purposes by the Committee).

    4.4 The Committee shall verify that the performance goals that must be met for any specific payment to be made under an award granted under the Plan have been met before such payment is permitted.

    4.5 Notwithstanding the foregoing subsections of this Section 4 and principally in order to permit the Committee to take into account, before the amount otherwise payable under any award granted under the Plan is finalized, its determination as to whether the Participant has met certain individual goals that may have been set for him or her by the Committee or his or her managers and its determination as to whether any extraordinary or nonrecurring events in the operations of the Company and its Subsidiaries have unduly affected the performance goals applicable to the award, the Committee may, in its sole and unrestricted discretion, reduce the amount payable under any award granted under the Plan below the amount that would otherwise be payable under the award based solely on the performance goals that are set by the Committee for the award pursuant to the provisions of subsections 4.2 and 4.3 above. The discretion granted the Committee under this subsection 4.5 shall not, however, allow the Committee to increase the amount that would otherwise be payable under any award granted under the Plan based solely on the performance goals that are set by the Committee for the award pursuant to the provisions of subsections 4.2 and 4.3 above.

    4.6  In addition, and notwithstanding the foregoing subsections of this
Section 4, if a situation that is described in any of the following paragraphs of this subsection 4.6 applies to a Participant to whom an award is granted under the Plan, then the amount that is payable under the award shall be deemed to be equal to the product obtained by multiplying (a) the amount that would otherwise be payable under the award based on all of the foregoing subsections of this Section 4 (without regard to the provisions of this subsection 4.6) by
(b) a fraction, the numerator of which is equal to the difference between the total number of days in the award's Award Year and the number of days that are to be excluded from such fraction's numerator pursuant to whichever of the following paragraphs of this subsection 4.6 are applicable to the Participant and the denominator of which is the total number of days in such Award Year.

        (a) If the Participant becomes a key executive during but after the first day of the award's Award Year, and/or if the Participant ceases to be a key executive during but prior to the last day of the award's Award Year because of his or her retirement or death, then the numerator of the fraction referred to above shall exclude the number of the days in such Award Year on which the Participant is not a key executive. For purposes of the Plan, a Participant's "retirement" shall be deemed to have occurred only if the Participant ceases to be an employee of the Company and its Subsidiaries after either (a) both attaining age 60 and completing at least ten years of continuous service as an employee with the Company and its Subsidiaries or (b) completing at least 30 years of continuous service as an employee with the Company and its Subsidiaries.

        (b) If the Participant receives disability benefits under the Company's Sickness and Accident Disability Benefits Plan, or any similar type of disability plan of a Subsidiary of the Company, for more than three months of the award's Award Year, the numerator of the fraction referred to above shall exclude the number of the days in the period of such Award Year for which benefits are payable to the Participant under such plan.

        (c) If the Participant is on a leave of absence (approved by the Company or a Subsidiary of the Company) for more than three months of the award's Award Year, the numerator of the fraction referred to above shall exclude the number of the days in such Award Year on which the Participant is on such leave of absence.

    4.7  Further, and notwithstanding the foregoing subsections of this
Section 4, a Participant to whom an award has been granted under the Plan shall not in any event be entitled to receive any amount by reason of the award unless he or she both: (a) either (i) is an employee of the Company or a Subsidiary of the Company on the last day of the award's Award Year or (ii) terminated his or her employment with the Company and its Subsidiaries because of his or her disability (for which the Participant will be entitled to receive or has received disability benefits under the Company's Sickness and Accident Disability Benefits Plan or any similar type of disability plan of a Subsidiary of the Company), his or her retirement (as defined in subsection 4.6 above), or his or her death; and (b) has had at least three months of active service for the Company and its Subsidiaries during the award's Award Year (not including any time the Participant was absent from active service during such Award Year by reason of any leave of absence or for any other reason, including an absence on account of disability).

    4.8 As is noted in subsection 4.2 above and notwithstanding any other provision of the Plan to the contrary, the amount to be received by a Participant by reason of any award that is granted to the Participant under the Plan with respect to any calendar year shall not in any event exceed $3,000,000.

    4.9 Each award granted under the Plan shall be evidenced by a written agreement, notice, or similar document that is provided in any manner by the Committee or a representative thereof (including, if the Committee so determines in its discretion, by a commonly accepted electronic notice), which agreement, notice, or other document shall contain the terms and conditions of such award (as set by the Committee).

    4.10 If a Participant is entitled to receive a payment under any award granted to him or her under the Plan by reason of the foregoing subsections of this Section 4, but he or she dies before such payment is made to him or her, then such payment shall be made to the Participant's beneficiary (as determined under the provisions of subsection 4.11 below) at the same time as such payment would be made if the Participant had not died. No beneficiary of a Participant shall be entitled to any amount under the Plan that is greater than the amount to which the Participant is entitled under the foregoing subsections of this
Section 4.

    4.11 For purposes of the Plan, a Participant's "beneficiary" shall mean the person(s), trust(s), and/or other entity(ies) which the Participant designates as his or her beneficiary for the purposes of the Plan in any writing or form which is signed by the Participant and acceptable to the Committee, provided that such writing or form is filed with the Committee prior to the Participant's death. The determination of a Participant's beneficiary under the Plan shall also be subject to the following paragraphs of this subsection 4.11:

        (a) If the Participant names more than one person, trust, and/or other entity as part of his or her beneficiary with respect to the Plan, each person, trust, and other entity designated as part of the Participant's beneficiary shall be entitled to an equal share of any amount payable to the Participant's beneficiary under any award granted under the Plan (unless the Participant otherwise designates in the writing or form by which he or she names his or her beneficiary for purposes of the Plan).

        (b) The Participant may revoke or change his or her beneficiary designation by signing and filing with the Committee at any time prior to his or her death a new writing or form acceptable to the Committee.

        (c) Notwithstanding the foregoing provisions of this subsection 4.11, if no beneficiary designation of the Participant has been filed with the Committee prior to his or her death, or if the Committee in good faith determines either that any beneficiary designation made by the Participant prior to his or her death is for any reason not valid or enforceable under applicable law or that there is a valid question as to the legal right of the designated beneficiary to receive the applicable payment, then the applicable payment shall be paid to the estate of the Participant (in which case none of the Company, any of its Subsidiaries, the Committee, or any of their personnel, agents, or representatives shall have any further liability to anyone with respect to such payment).

5.  NONASSIGNABILITY OF AWARDS.

    Except as may be required by applicable law, no award granted under the Plan may be assigned, transferred, pledged, or otherwise encumbered by a Participant otherwise than by designation of a beneficiary under the provisions of subsections 4.10 and 4.11 above.

6.  DEFERRALS OF AWARD PAYMENTS.

    The Committee may, in its discretion, permit Participants to elect to defer the payment otherwise required under any award granted under the Plan in accordance with such terms and conditions as the Committee shall establish.

7.  PROVISIONS UPON CHANGE IN CONTROL.

    In the event of a Change in Control (as defined in subsection 7.2 below) occurring on or after the Effective Amendment Date, the provisions of this
Section 7 shall supersede any conflicting provisions of the Plan.

    7.1 In the event of a Change in Control, the amount payable under any award that was granted under the Plan with respect to the calendar year that immediately precedes the calendar year in which the Change in Control occurs shall, if such amount has not yet been paid (or if such amount has not been determined by the Committee) by the date of the Change in Control, be paid within five business days after the date of such Change in Control (and, if the amount of such award has not yet been determined by the Committee by the date of the Change in Control, its amount shall be deemed to be equal to the award's Standard Award Level). Further, in the event of a Change in Control, a pro rata portion of any award granted under the Plan with respect to the calendar year in which the Change in Control occurs shall be paid within five business days after the date of the Change in Control, with the pro rata portion of such award being deemed to be equal to the full present value of such award's Standard Award Level (determined as of the date of payment under such interest rate and other actuarial assumptions as are reasonably adopted by the Committee) multiplied by a fraction, the numerator of which shall equal the number of full and partial months (including the month in which the Change in Control occurs) since the first day of the calendar year in which the Change in Control occurs and the denominator of which shall equal twelve.

    7.2 For the purpose of this Section 7, a "Change in Control" of the Company means and shall be deemed to have occurred if, on or after the Effective Amendment Date:

        (a) A tender offer shall be made and consummated for the ownership of 30% or more of the outstanding voting securities of the Company;

        (b) The Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation;

        (c) The Company shall sell substantially all of its assets to another corporation which is not a Subsidiary whose stock is wholly owned by the Company;

        (d) A person within the meaning of Section 3(a)(9) or of
    Section 13(d)(3) (as in effect on the Effective Amendment Date) of the 1934 Act shall acquire 20% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially, or of record), or a person within the meaning of Section 3(a)(9) or Section 13(d)(3) (as in effect on the Effective Amendment Date) of the 1934 Act controls in any manner the election of a majority of the directors of the Company; or

        (e) Within any period of two consecutive years ending on or after the Effective Amendment Date, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director on the Board who was not a director on the Board at the beginning of such period has been approved in advance by directors on the Board representing at least two-thirds of the directors on the Board then in office who were directors on the Board at the beginning of such period.

For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the Effective Amendment Date) issued pursuant to the 1934 Act.

    7.3 The provisions of this Section 7 may not be amended with respect to any award granted to a Participant on or subsequent to the date such award is granted if such amendment would be materially adverse to any Participant without the consent of such Participant; provided, however, the Board may still then make, without the Participant's consent, minor or administrative changes to this
Section 7 or changes to this Section 7 to conform to applicable legal requirements that will apply to such award.

8.  ADJUSTMENTS.

    The Committee shall be authorized to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any award granted under the Plan in the manner and to the extent it shall determine is needed to reflect the intended provisions of the Plan or that award or to meet any law that is applicable to the Plan.

9.  RIGHTS OF BOARD OF DIRECTORS.

    9.1 Notwithstanding any other provision hereof to the contrary, the Board may amend, alter, or discontinue the Plan or any portion or provision thereof at any time, provided that no such action shall materially impair the rights of a Participant with respect to a previously granted Plan award without the Participant's consent. Notwithstanding the foregoing, the Board may not in any event, without the approval of the Company's shareholders, adopt an amendment to the Plan which shall: (a) change the class of persons eligible to become Participants under the Plan; (b) make any change in the Plan that is required by
Section 162(m) (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) of the Code to be approved by the Company's shareholders in order to permit the Committee the ability to have the amounts payable pursuant to any awards granted by it under the Plan not be subject to the deduction limits of Section 162(m)(1) (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) of the Code by reason of Section 162(m)(4)(C) (as in effect on the Effective Amendment Date or as it may thereafter be amended or renumbered) of the Code; or (c) make any other change in the Plan that is required by applicable law to be approved by the Company's shareholders in order to be effective.

    9.2 If approval of the Company's shareholders is required to a Plan amendment pursuant to the provisions of subsection 9.1 above, then such approval must be by the favorable vote of a majority of the outstanding stock of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the state in which the Company is incorporated (or, to the extent applicable law requires a greater degree or level of approval by the Company's shareholders in order for such amendment to become effective, such approval must comply with such required degree or level of approval).

10. WITHHOLDING.

    The Company shall retain from the payment of any award granted under the Plan a sufficient amount of cash applicable to the award to satisfy all withholding tax obligations that apply to the payment.

11. MISCELLANEOUS.

    11.1 Nothing contained in the Plan or any award granted under the Plan shall confer on any Participant any right to be continued in the employment of the Company or any Subsidiary of the Company or interfere in any way with the right of the Company or any Subsidiary to terminate the Participant's employment at any time and in the same manner as though the Plan and any awards granted under the Plan were not in effect.

    11.2 All payments required to be made under awards granted under the Plan shall be made by the Company out of its general assets. In this regard, the Plan shall not be funded, and the Company shall not be required to segregate any assets to reflect any awards granted under the Plan. Any liability of the Company to any person with respect to any award granted under the Plan shall be based solely upon the contractual obligations that apply to such award, and no such liability shall be deemed to be secured by any pledge of or other lien or encumbrance on any property of the Company.

    11.3 Any payments or other benefits provided to a Participant with respect to an award granted under the Plan shall not be deemed a part of the Participant's compensation for purposes of any termination or severance pay plan, or any other pension, profit sharing, or other benefit plan, of the Company or any Subsidiary of the Company unless such plan expressly or clearly indicates that the payments or other benefits provided under an award granted under the Plan shall be considered part of the Participant's compensation for purposes of such plan or unless applicable law otherwise requires.

    11.4 The Plan shall be subject to and construed in accordance with the laws of the State of Ohio.

    IN ORDER TO EFFECT THE PROVISIONS OF THIS PLAN DOCUMENT, Cincinnati Bell Inc. (doing business as Broadwing Inc.), the sponsor of the Plan, has
caused its name to be subscribed to this Plan document this   day of
            , 2000, to be effective as of January 1, 2000.

                                           CINCINNATI BELL INC.
                                           (DOING BUSINESS AS BROADWING INC.)

                                           By:
                                             -----------------------------------

                                           Title:
                                               ---------------------------------

                                    [LOGOS]

                           PRINTED ON RECYCLED PAPER

                                        [LOGO]


VOTE BY TELEPHONE Have your proxy card available when you call the TOLL-FREE number 1-800-250-9081 using a touch-tone phone. You will be prompted to enter your control number found on the reverse side and then you can follow the simple prompts that will be presented to you to record your vote.

VOTE BY INTERNET
Have your proxy card available when you access the WEBSITE http://www.broadwing.votefast.com. You will be prompted to enter your Control Number found on the reverse side and then you can follow the simple prompts that will be presented to you to record your vote.

VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to: Corporate Trust Services, P.O. Box 535800, Pittsburgh, Pennsylvania 15253.

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    VOTE BY TELEPHONE           VOTE BY INTERNET                VOTE BY MAIL
  Call TOLL-FREE using a      Access the WEBSITE and          Return your proxy
    touch-tone phone              cast your vote            in the POSTAGE-PAID
     1-800-250-9081    http://www.broadwing.votefast.com      envelope provided
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                        Vote 24 hours a day, 7 days a week!


Your telephone and internet vote must be received by 11:59 P.M. Eastern Daylight Time on April 18, 2000 to be counted in the final tabulation. If you vote by telephone or internet, please do not send your proxy by mail.

                Your Control Number is printed on the reverse side.




                    CINCINNATI BELL INC. d/b/a/ BROADWING INC.
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 19, 2000

The undersigned hereby appoints Daniel J. Meyer, Mary D. Nelson and David B. Sharrock, and each or any of them, proxies, with full power of substitution, to represent and to vote all common shares and preferred shares of Cincinnati Bell Inc. d/b/a Broadwing Inc. held of record by the undersigned on February 25, 2000, at the annual meeting of shareholders to be held on April 19, 2000, at 11:30 A.M. at the Cincinnati Museum Center at Union Terminal in Cincinnati, Ohio, and at any adjournment thereof, notice of which meeting together with the related proxy statement has been received. The proxies are directed to vote the shares the undersigned would be entitled to vote if personally present.

THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR ITEMS 1-5.

ITEM 1    Authority to vote for             FOR   / /            WITHHELD / /
          the election of Class 1      ALL NOMINEES LISTED        AUTHORITY
          directors whose terms         (EXCEPT AS MARKED          TO VOTE
          expire in 2003:              TO THE CONTRARY BELOW)

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE
              A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

          Richard G. Ellenberger   Karen M. Hoguet     David B. Sharrock

ITEM 2    To Amend Article First of the Company's Amended Articles of
          Incorporation.                     FOR  / /  AGAINST / /  ABSTAIN / /

ITEM 3    To approve the amended Broadwing Inc. 1997 Long Term Incentive Plan.
                                             FOR  / /  AGAINST / /  ABSTAIN / /

ITEM 4    To approve the amended Broadwing Inc. Short Term Incentive Plan.
                                             FOR  / /  AGAINST / /  ABSTAIN / /


                                       P.02

ITEM 5 To approve the appointment of PricewaterhouseCoopers LLP as independent accountants to examine the financial statements of the
          Company for the year 2000.         FOR  / /  AGAINST / /  ABSTAIN / /
                             (CONTINUED ON REVERSE SIDE)



                                       P.03

CINCINNATI BELL INC. d/b/a BROADWING INC.
C/O CORPORATE TRUST SERVICES
MAIL DROP 10AT66--4129
38 FOUNTAIN SQUARE PLAZA
CINCINNATI, OHIO 45263






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          YOUR CONTROL NUMBER IS:

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     You are now able to cast your vote by using a touch-tone telephone or by using the internet. Instructions for voting are on the reverse side. Your Control Number for voting is noted above.


                                 FOLD AND DETACH HERE
 ...............................................................................
THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 6.
ITEM 6    To vote on a shareholder proposal if properly presented.
                                             FOR  / /  AGAINST / /  ABSTAIN / /
Please vote, date and sign below and return this proxy form promptly in the enclosed envelope. If you attend the meeting and wish to change your vote, you may do so by revoking your proxy in open meeting and voting in person. This proxy form, when properly executed, will be voted in accordance with the directions given by the shareholder. If no directions are given hereon, the proxy form will be voted FOR the election of directors, FOR the amendment to Article First of the Amended Articles of Incorporation, FOR the approval of the amended Broadwing Inc. 1997 Long Term Incentive Plan, FOR the approval of the amended Broadwing Inc. Short Term Incentive Plan, FOR the approval of the independent accountants and AGAINST the shareholder proposal. This proxy delegates discretionary authority with respect to any other matters which may come before the meeting.

                                        Dated ___________________________, 2000



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                                        SIGNATURE

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                                        SIGNATURE IF SHARES HELD JOINTLY
                                        Please sign exactly as name appears
                                        opposite. Executors, trustees,
                                        administrators and other fiduciaries
                                        should so indicate.

                                       P.04